                                                                     Exhibit 2.1









                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JUNE 18, 2001

                                  BY AND AMONG

                           ALLIED CAPITAL CORPORATION,

                  ALLIED CAPITAL LOCK ACQUISITION CORPORATION,

                                       AND

                                 SUNSOURCE INC.

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I            THE MERGER; EFFECT OF MERGER.................................................................1
   Section 1.1       The Merger...................................................................................1
   Section 1.2       Closing......................................................................................2
   Section 1.3       Effective Time of the Merger.................................................................2
   Section 1.4       Effects of Merger............................................................................2
ARTICLE II           THE SURVIVING CORPORATION....................................................................2
   Section 2.1       Certificate of Incorporation.................................................................2
   Section 2.2       By-Laws......................................................................................2
   Section 2.3       Officers and Directors.......................................................................2
ARTICLE IIIA         CONVERSION OF SHARES INTO PARENT COMMON STOCK................................................3
   Section 3.1A      Conversion of Shares.........................................................................3
   Section 3.2A      Surrender....................................................................................4
   Section 3.3A      Dividends; Transfer Taxes....................................................................5
   Section 3.4A      Fractional Securities........................................................................6
   Section 3.5A      Closing of Company Transfer Books............................................................6
   Section 3.6A      Stockholder Approval.........................................................................6
   Section 3.7A      Tax Treatment, etc...........................................................................6
   Section 3.8A      Rollover Options.............................................................................6
ARTICLE IIIB         CONVERSION OF SHARES FOR CASH................................................................7
   Section 3.1B      Conversion of Shares.........................................................................7
   Section 3.2B      Payment for Shares in the Merger.............................................................8
   Section 3.3B      Dissenting Shares............................................................................9
   Section 3.4B      Closing of Company Transfer Books............................................................9
   Section 3.5B      No Further Ownership Rights in Company Common Stock..........................................9
   Section 3.6B      Stockholder Approval.........................................................................9
   Section 3.7B      Rollover Options............................................................................10
ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................10
   Section 4.1       Execution and Delivery......................................................................10
   Section 4.2       Consents and Approvals......................................................................10
   Section 4.3       No Breach...................................................................................11
   Section 4.4       Organization, Standing and Authority........................................................11
   Section 4.5       Capitalization of the Company...............................................................12
   Section 4.6       Options and Other Stock Rights..............................................................12
   Section 4.7       Subsidiaries................................................................................12
   Section 4.8       Corporate Records...........................................................................13
   Section 4.9       Information in Disclosure Documents.........................................................13
   Section 4.10      SEC Documents; Financial Statements.........................................................14
   Section 4.11      Liabilities.................................................................................14
   Section 4.12      No Company Material Adverse Effect..........................................................15
   Section 4.13      Compliance with Laws........................................................................15
   Section 4.14      Permits.....................................................................................15

   Section 4.15      Actions and Proceedings.....................................................................15
   Section 4.16      Contracts and Other Agreements..............................................................16
   Section 4.17      Real Property...............................................................................18
   Section 4.18      Intellectual Property.......................................................................20
   Section 4.19      Receivables.................................................................................21
   Section 4.20      Banking.....................................................................................22
   Section 4.21      Liens.......................................................................................22
   Section 4.22      Employee Benefit Plans......................................................................22
   Section 4.23      Employee Relations..........................................................................23
   Section 4.24      Insurance...................................................................................24
   Section 4.25      Officers, Directors, Employees, Consultants.................................................24
   Section 4.26      Transactions with Directors, Officers and Affiliates........................................24
   Section 4.27      Operations of the Company...................................................................25
   Section 4.28      Brokerage...................................................................................27
   Section 4.29      Taxes.......................................................................................27
   Section 4.30      Environmental Laws..........................................................................28
   Section 4.31       Company Action.............................................................................30
   Section 4.32      Opinion of Financial Advisor................................................................30
   Section 4.33      Status of Certain Employment Agreements.....................................................30
   Section 4.34      Rights Agreement............................................................................30
   Section 4.35      Stockholders Agreement......................................................................30
   Section 4.36      Customer Relationship.......................................................................31
   Section 4.39      Inventory...................................................................................31
ARTICLE V            REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB............................................31
   Section 5.1       Execution and Delivery......................................................................31
   Section 5.2       Consents and Approvals......................................................................32
   Section 5.3       No Breach...................................................................................32
   Section 5.4       SEC Documents; Financial Statements.........................................................33
   Section 5.5       Shares of Parent Common Stock...............................................................33
   Section 5.6       Organization, Standing and Authority of Parent and Sub......................................33
   Section 5.7       Capitalization..............................................................................34
   Section 5.8       Brokerage...................................................................................34
   Section 5.9       Information in Disclosure Documents.........................................................34
   Section 5.10      No Material Adverse Change..................................................................34
   Section 5.11      Sub Action..................................................................................34
   Section 5.12      Options and Other Stock Rights..............................................................35
   Section 5.13      Liabilities.................................................................................35
   Section 5.14      Compliance with Laws........................................................................35
   Section 5.15      Permits.....................................................................................35
   Section 5.16      Actions and Proceedings.....................................................................35
   Section 5.17      No Prior Activities.........................................................................36
   Section 5.18      Taxes.......................................................................................36
ARTICLE VI           COVENANTS AND AGREEMENTS....................................................................36
   Section 6.1       Conduct of Business.........................................................................36
   Section 6.2       Litigation Involving the Company............................................................37

   Section 6.3       Continued Effectiveness of Representations and Warranties of the Parties....................37
   Section 6.4       Corporate Examinations and Investigations; Confidentiality..................................38
   Section 6.5       Indemnification of Company Officers and Directors...........................................38
   Section 6.6       Registration Statement/Proxy Statement......................................................39
   Section 6.7       Compliance with the Securities Act..........................................................39
   Section 6.8       NYSE Listing................................................................................40
   Section 6.9       Acquisition Proposals.......................................................................40
   Section 6.10      Parent and Sub Approvals....................................................................41
   Section 6.11      Company Approvals...........................................................................42
   Section 6.12      Expenses....................................................................................42
   Section 6.13      Further Assurances..........................................................................42
   Section 6.14      Hart-Scott-Rodino...........................................................................42
   Section 6.15      Updating Schedules..........................................................................42
   Section 6.16      Stock Options...............................................................................43
   Section 6.17      Voting Agreement............................................................................43
   Section 6.18      Company Recapitalization....................................................................43
   Section 6.19      Subordinated Debt...........................................................................43
   Section 6.20      Warrant.....................................................................................43
   Section 6.21      Tax-Free Reorganization.....................................................................44
ARTICLE VII          CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER........................44
   Section 7.1       Company Stockholder Approval................................................................44
   Section 7.2       Listing of Shares...........................................................................44
   Section 7.3       Hart-Scott-Rodino...........................................................................44
   Section 7.4       Effectiveness of Registration Statement.....................................................45
   Section 7.5       No Injunctions or Restraints, Illegality....................................................45
ARTICLE VIII         CONDITIONS PRECEDENT TO THE OBLIGATION OF PARENT AND SUB TO EFFECT THE MERGER...............45
   Section 8.1       Representations and Covenants...............................................................45
   Section 8.2       Absence of Material Adverse Change..........................................................46
   Section 8.3       Effectiveness of Employment Agreements......................................................46
   Section 8.4       Receipt of Certificates.....................................................................46
   Section 8.5       Company Recapitalization....................................................................46
   Section 8.6       Section 1445 Certification..................................................................46
   Section 8.7       Purchase of Warrant Shares..................................................................46
   Section 8.8       Dissenters..................................................................................46
ARTICLE IX           CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO EFFECT THE MERGER..................46
   Section 9.1       Representations and Covenants...............................................................46
   Section 9.2       Absence of Material Adverse Change..........................................................47
   Section 9.3       Tax Opinion.................................................................................47

ARTICLE X            CLOSING.....................................................................................47
ARTICLE XI           NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES COVENANTS AND AGREEMENTS........................47
   Section 11.1      Non-Survival of Representations, Warranties, Covenants and Agreements.......................47
ARTICLE XII          TERMINATION OF AGREEMENT....................................................................48
   Section 12.1      Termination.................................................................................48
   Section 12.2      Effect of Termination.......................................................................48
ARTICLE XIII         DEFINITIONS.................................................................................49
   Section 13.1      Definitions.................................................................................49
ARTICLE XIV          MISCELLANEOUS...............................................................................57
   Section 14.1      Publicity...................................................................................57
   Section 14.2      Notices.....................................................................................57
   Section 14.3      Entire Agreement............................................................................58
   Section 14.4      Waivers and Amendments; Non Contractual Remedies; Preservation of Remedies; Liability.......58
   Section 14.5      GOVERNING LAW...............................................................................58
   Section 14.6      Binding Effect; No Assignment...............................................................58
   Section 14.7      Third Party Beneficiaries...................................................................59
   Section 14.8      Counterparts................................................................................59
   Section 14.9      Exhibits and Schedules......................................................................59
   Section 14.10     Headings....................................................................................59
   Section 14.11     Submission to Jurisdiction; Venue...........................................................59
   Section 14.12     Specific Performance........................................................................60
   Section 14.13     Severability................................................................................60

Exhibits
--------

Exhibit A1                 Voting Agreement
Exhibit A2                 Resale Agreement
Exhibit A3                 Stockholders Agreement
Exhibit B                  Escrow Agreement
Exhibit C                  Equity Purchase Agreement
Exhibit D                  Amendment to Rights Agreement
Exhibit E                  Termination Agreement
Exhibit F                  Rollover Options
Exhibit G                  Tax Representations of the Company
Exhibit H                  Tax Representations of Parent and Sub
Exhibit 6.7(b)             Affiliate Letter

Schedules
---------

Schedule 1                 Hillman Customers - Relationship
Schedule 2                 Hillman Customers - Business

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 18, 2001, is made by and among Allied Capital Corporation, a Maryland corporation ("Parent"), Allied Capital Lock Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and SunSource Inc., a Delaware corporation (the "Company"). Certain terms used in this Agreement are defined in Article XIII.

                                   WITNESSETH:

         WHEREAS, Parent, Sub and the Company desire to effect a business combination by means of the merger of Sub with and into the Company;

         WHEREAS, the Board of Directors of Parent and Sub and the stockholder of Sub and the Board of Directors of the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein;

         WHEREAS, simultaneously with the execution of this Agreement, certain of the Named Persons, the current members of the Board of Directors of the Company and Parent are entering into a Voting Agreement in the form attached hereto as Exhibit A1 (the "Voting Agreement"), the current members of the Board of Directors of the Company, certain of the Named Persons and Parent are entering into Resale Agreements in the form attached hereto as Exhibit A2 (the "Resale Agreements"), and the Named Persons, Parent and the Company have agreed to enter into a Stockholders Agreement at Closing in the form attached hereto as Exhibit A3 (the "Stockholders Agreement").

         WHEREAS, for federal income tax purposes, it is intended that the Merger, if it is effected for stock consideration pursuant to the provisions of
Article IIIA hereof, qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

         WHEREAS, simultaneously with the execution of this Agreement, certain of the individuals listed on Exhibit F and Parent are entering into an Escrow Agreement in the form attached hereto as Exhibit B (the "Escrow Agreement"), and the individuals listed on Exhibit F and Parent are entering into Equity Purchase Agreements in the form attached hereto as Exhibit C (collectively, the "Equity Purchase Agreements");

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                          THE MERGER; EFFECT OF MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, as amended, and any rules and regulations thereunder (the "Delaware Corporation Law"), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease. The name of the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), may by virtue of the Merger be changed to such name as Parent, in its sole discretion, may choose.

         Section 1.2 Closing. Subject to the terms and conditions hereof, the closing of the Merger and the transaction contemplated by this Agreement (the "Closing") will take place on the second Business Day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Articles VII, VIII and IX (other than any such conditions which by their terms cannot be satisfied until the Closing Date, which shall be required to be so satisfied or waived on the Closing Date, unless another date and time is agreed to by the parties hereto (the actual date of the Closing being referred to herein as the "Closing Date")). The Closing shall take place at the offices of Sutherland Asbill & Brennan LLP, 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004, or at such other place as the parties may mutually agree.

         Section 1.3 Effective Time of the Merger. At the Closing, the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the Delaware Corporation Law and (ii) make such other filings or recordings as required under the Delaware Corporation Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of Delaware, or such later time as the parties shall agree and as shall be specified in such filing (the "Effective Time").

         Section 1.4 Effects of Merger. The Merger shall have the effects set forth in Section 259 of the Delaware Corporation Law.


                                   ARTICLE II
                            THE SURVIVING CORPORATION

         Section 2.1 Certificate of Incorporation. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, and thereafter may be amended in accordance with its terms and as provided by the Delaware Corporation Law.

         Section 2.2 By-Laws. The by-laws of the Company as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by the Delaware Corporation Law.

         Section 2.3 Officers and Directors. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation after the Effective Time and the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation after the Effective Time, in each case until their respective successors are duly elected and qualified.

                                  ARTICLE IIIA
                  CONVERSION OF SHARES INTO PARENT COMMON STOCK

         The terms of this Article IIIA are subject to Parent's option pursuant to Article IIIB to effect the Merger for cash consideration in lieu of stock consideration.

         Section 3.1A Conversion of Shares. (a)At the Effective Time, by virtue of the Merger and without any action on the part of any Company stockholder:

         (1) Conversion of Company Common Stock. Each share of Company Common Stock outstanding after giving effect to the Company Recapitalization but immediately prior to the Effective Time (the "Canceled Company Stock") shall, subject to adjustment pursuant to this Section 3.1A, be converted into .4195 fully paid and nonassessable shares of Parent Common Stock (the "Exchange Ratio"). The Exchange Ratio is calculated by dividing $10.375 by the Base Stock Price of $24.73. The Exchange Ratio shall be adjusted ("Adjusted Exchange Ratio") as follows:

                  (i) If the Average Parent Common Stock Price is not less than $22.26 and not more than $27.20, then there shall be no adjustment to the Exchange Ratio.

                  (ii) If the Average Parent Common Stock Price is greater than $27.20, but not greater than $29.68, or if the Average Parent Common Stock Price is less than $22.26, but not less than $19.78, then the Adjusted Exchange Ratio shall be $10.375 divided by the Revised Base Stock Price. The Revised Base Stock Price shall be one-half (1/2) of the sum of $24.73 and the Average Parent Common Stock Price.

                  (iii) If the Average Parent Common Stock Price is less than $19.78, or greater than $29.68, then Parent shall effect the Merger by means of the conversion of the Company Common Stock into the right to receive cash in the amount of $10.375 for each share of Company Common Stock outstanding immediately prior to the Effective Time, after giving effect to the Company Recapitalization, in lieu of the right to receive Parent Common Stock, which shall be treated for purposes of this Agreement as if Parent made a Cash Election under Article IIIB.

                  (iv) The Adjusted Exchange Ratio, if applicable, shall be rounded to the nearest ten-thousandth decimal place (rounding upward from the mid-point between the ten-thousandth decimal place).

         (2) New Preferred Stock. Each share of Company New Preferred Stock outstanding upon consummation of the Company Recapitalization shall be converted into one validly issued, fully paid and nonassessable share of Company Common Stock.

         (3) Cancellation of Company Treasury Stock. All shares of Company Common Stock which are held in the treasury of the Company upon consummation of the Company Recapitalization shall be canceled and shall cease to exist without any conversion thereof.

         (4) Conversion of Sub Common Stock. Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into that number of validly issued, fully paid and non-assessable shares of Company Common Stock equal to 96.58% (subject to adjustment to reflect any adjustment to the number of shares of Company Common Stock to be purchased for cash as part of the Company Recapitalization and the number of shares of Company Stock to be issued if the provisions of Article IIIA are applicable, pursuant to Section 6.16) of the total number of shares of Company Common Stock issued pursuant to
                  Section 3.1A(a)(2) and this Section 3.1A(a)(4).

         (b) The shares of Company Trust Preferred Securities issued by the
SunSource Capital Trust shall remain outstanding at the Effective Time....

         (c) If, at any time prior to the Effective Time, the outstanding shares of Parent Common Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the Exchange Ratio or, if applicable, the Adjusted Exchange Ratio, shall be correspondingly adjusted. The issuance of shares of Parent Common Stock pursuant to Parent's dividend reinvestment plan consistent with past practices shall not constitute a stock dividend for this purpose.

         (d) At the Effective Time the Canceled Company Stock shall cease to exist, and each certificate previously representing such Canceled Company Stock shall (subject to Section 3.3A) thereafter represent for all corporate purposes the shares of Parent Common Stock into which such shares of Canceled Company Stock have been converted pursuant to the Merger. Certificates previously representing such shares of Canceled Company Stock shall be exchanged for a confirmation of ownership of Parent Common Stock issued in consideration therefor upon surrender in accordance with Section 3.2A, without interest.

         (e) The Parent shall issue shares of Parent Common Stock to be issued in the Merger in uncertificated form, and in accordance with Section 3.2A shall send to each person entitled to receive such shares the information required under Section 2-210(c) of the Maryland General Corporation Law with respect to such shares (a "Confirmation").

         Section 3.2A Surrender. (a) Prior to the Closing, Parent shall select a person or persons to act as exchange agent for the Merger (the "Exchange Agent"), which person or persons shall be reasonably acceptable to the Company, for the purpose of exchanging certificates representing Canceled Company Stock for Confirmations as to the Share Consideration (as defined below). On the Closing Date, Parent shall deliver to the Exchange Agent, in trust for the benefit of the holders of Canceled Company Stock immediately prior to the Effective Time (the "Converting Stockholders"), the Share Consideration and related information. As soon as reasonably practicable after the Effective Time but in no event more than five Business Days after the Effective Time, Parent shall cause the Exchange Agent to send a notice and a letter of transmittal to each Converting Stockholder advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent for cancellation such holder's certificates representing Canceled Company Stock ("Certificates"), in exchange for the Share Consideration. Each Converting Stockholder will be entitled to receive, upon surrender to the Exchange Agent for cancellation of one or more Certificates, a Confirmation representing the number of shares of Parent Common Stock into which the shares of Canceled Company Stock represented by such Certificates are converted in the Merger. Parent Common Stock into which Canceled Company Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time (the "Share Consideration"). In the event that any Converting Stockholder's Certificates have been lost, stolen or destroyed, such Converting Stockholder will be entitled to receive the Share Consideration only after providing an affidavit of loss and indemnity bond, in form satisfactory to the Exchange Agent.

         (b) Converting Stockholders shall be entitled, at and after the Effective Time, to vote the number of shares of Parent Common Stock into which their shares of Canceled Company Stock shall have been converted so long as they remain record holders of such shares of Parent Common Stock, regardless of whether the Certificates formerly representing the Canceled Company Stock shall have been surrendered in accordance with this Section 3.2A or a Confirmation with respect to such shares of Parent Common Stock shall have been issued.

         (c) Any Converting Stockholder who has not exchanged his Certificates for Parent Common Stock in accordance with subsection (a) within six months after the Effective Time shall have no further claim upon the Exchange Agent, and shall thereafter look only to Parent and the Surviving Corporation for payment in respect of his shares of Canceled Company Stock. Until so surrendered, Certificates shall represent solely the right to receive the Share Consideration. If any Certificates entitled to payment pursuant to Section 3.1A shall not have been surrendered for such payment prior to such date on which any payment in respect thereof would otherwise escheat to or become the property of any Governmental Entity, the shares of Canceled Company Stock represented thereby shall, to the extent permitted by applicable law, be deemed to be canceled and no money or other property will be due to the holder thereof.

         Section 3.3A Dividends; Transfer Taxes. No dividends that are declared or made with respect to Parent Common Stock will be paid to persons entitled to receive Confirmations representing Parent Common Stock pursuant to this Agreement until such persons surrender their Certificates, together with a properly completed letter of transmittal. Such dividends shall instead be paid to the Exchange Agent on behalf of, and as nominee for, such person, and held by the Exchange Agent in a non-interest bearing account. Such persons shall not be entitled to participate in Parent's dividend reinvestment plan until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the Confirmation representing such Parent Common Stock shall be issued dividends which shall have become payable with respect to such Parent Common Stock in respect of any record date occurring after the Effective Time. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. Dividends paid to the Exchange Agent pursuant to this Section 3.3A that remain unclaimed by the holders of Canceled Company Stock shall not revert or be returned to the Parent, and the Parent hereby waives any rights it may have to such assets. In the event that any portion of the Share Consideration for any shares of Parent Common Stock is to be delivered to a person other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition of such delivery that the Certificate or Certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer (including signature guarantee) and that the person requesting such delivery shall pay to the Exchange Agent any transfer or other Taxes required by reason of such delivery to a person other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Canceled Company Stock for any shares of Parent Common Stock or dividends thereon delivered to a public official pursuant to any applicable escheat laws.

         Section 3.4A Fractional Securities. Parent shall issue fractional shares of Parent Common Stock to the extent the conversion results in a fraction of a share, in which case such fraction shall be rounded to the nearest one-thousandth of a share (rounding upward from the mid-point between thousandths of a share).

         Section 3.5A Closing of Company Transfer Books. Immediately prior to the Effective Time, the Company Common Stock transfer books shall be closed and no transfer of Canceled Company Stock shall thereafter be made.

         Section 3.6A Stockholder Approval. The Company shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-Laws, to convene a special meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement and the Company Recapitalization. The Board of Directors of the Company has approved the Merger and the Company Recapitalization and adopted this Agreement and recommended that holders of Company Common Stock vote in favor of and approve the Merger and the Company Recapitalization and the adoption of this Agreement at the Company Meeting. Notwithstanding the foregoing, nothing in this Section 3.6A shall preclude or limit the Board of Directors of the Company from complying with its fiduciary duties under applicable law.

         Section 3.7A Tax Treatment, etc. The Merger is intended, for federal income tax purposes, to constitute a reorganization under Section 368(a) of the Code, unless the Cash Election is made pursuant to Article IIIB of this Agreement. Neither Parent, Sub, nor the Company shall have any liability for transfer or other Taxes payable by any Company stockholder as a consequence of the Merger.

         Section 3.8A Rollover Options. Each Rollover Option shall remain in effect at the Effective Time without any change in the terms and conditions of such Rollover Option as in effect prior to the Effective Time, except that the Rollover Options shall vest in accordance with the terms of the Stock Option Plan at the Effective Time and shall not be adjusted as a result of the consummation by the Company of the transactions contemplated hereby.

                                  ARTICLE IIIB
                          CONVERSION OF SHARES FOR CASH

         Parent may elect, at its sole option, to effect the Merger by means of the conversion of the Company Common Stock into the right to receive cash in lieu of the right to receive Parent Common Stock (the "Cash Election"). The Cash Election, if made by Parent, shall be irrevocable. Parent may elect the Cash Election at any time but no later than 11:59 pm local time on June 29, 2001. The Cash Election shall be made by notice from Parent to the Company in the manner provided by Section 14.2 of this Agreement. If the Cash Election is made by Parent, or deemed to be made pursuant to Section 3.1A(a)(1)(iii), then the provisions of Article IIIA of this Agreement shall have no force or effect, and the provisions of this Article IIIB shall be effective. If the Cash Election is not made by the Parent, and not deemed to be made pursuant to Section 3.1A(a)(1)(iii), then the following provisions of this Article IIIB shall have no force or effect.

         Section 3.1B Conversion of Shares. (a)At the Effective Time, by virtue of the Merger and without any action on the part of any Company stockholder:

         (1) Conversion of Company Common Stock. Each share of Company Common Stock outstanding immediately prior to the Effective Time, after giving effect to the Company Recapitalization (the "Canceled Company Stock") shall be converted into the right to receive, without interest thereon, from Parent an amount in cash equal to $10.375. The total number of shares of Company Common Stock which will be outstanding immediately prior to the Effective Time, after giving effect to the Company Recapitalization shall be no less than 6,900,280 (subject to increase for the exercise of up to 148,000 In-the-Money Company Stock Options) (the "Cash Consideration").

         (2) New Preferred Stock. Each share of Company New Preferred Stock outstanding upon consummation of the Company Recapitalization shall be converted into one validly issued, fully paid and nonassessable share of Company Common Stock.

         (3) Cancellation of Company Treasury Stock. All shares of Company Common Stock which are held in the treasury of the Company upon consummation of the Company Recapitalization shall be canceled and shall cease to exist without any conversion thereof.

         (4) Conversion of Sub Common Stock. Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into that number of validly issued, fully paid and non-assessable shares of Company Common Stock equal to 96.58% (subject to increase for the exercise of up to 148,000 In-the-Money Company Stock Options) of the total number of shares of Company Common Stock issued pursuant to Section 3.1B(a)(2) and this
         Section 3.1B(a)(4).

         (b) The shares of Company Trust Preferred Securities issued by the SunSource Capital Trust shall remain outstanding at the Effective Time.

         Section 3.2B Payment for Shares in the Merger. The manner of making payment for and conversion of shares of the Company Common Stock in the Merger shall be as follows:

         (a) As soon as practicable after the Effective Time, Parent shall send or cause to be sent a notice announcing the consummation of the Merger and summarizing the provisions of Sections 3.1B and 3.2B to each holder of a Certificate which immediately prior to the Effective Time evidenced shares of the Company Common Stock and which was not previously surrendered. Such notice shall be accompanied by the form of transmittal letter and stock power referred to in Section 3.2B(b).

         (b) After the Effective Time, each holder of record of a certificate representing Canceled Company Stock (a "Certificate") (other than a holder of Dissenting Shares) shall surrender such Certificate to Parent or its transfer agent (as specified in the notice from Parent), together with (i) separate stock transfer powers duly endorsed by such holder and (ii) a letter of transmittal from such holder.

         (c) Upon surrender of a Certificate or Certificates representing the shares of the Company Common Stock in the manner provided in Section 3.2B(b), each holder shall be entitled to receive from Parent in exchange therefor a check for the amount of cash into which the holder's shares of the Company Common Stock previously evidenced by such Certificate(s) was converted in the Merger pursuant to Section 3.1B. Parent or its transfer agent shall issue such checks as soon as practicable following such surrender. In the event that any such holder's Certificates have been lost, stolen or destroyed, such holder will be entitled to receive the Cash Consideration only after providing an affidavit of loss and indemnity bond, in form satisfactory to Parent and its transfer agent.

         (d) Each Certificate which immediately prior to the Effective Time evidenced shares of the Company Common Stock (other than Dissenting Shares) shall, from and after the Effective Time until such Certificate is surrendered to Parent or its transfer agent, be deemed, for all corporate purposes, to evidence the right to receive that amount of cash described in Section 3.1B. Upon receipt of such Certificate by Parent or its transfer agent, there shall be paid to such holder, without interest, the amount of any cash payable to such holder pursuant to Section 3.1B.

         (e) Any holder of the Company Common Stock who has not exchanged his Certificates for Cash Consideration in accordance with this Section 3.2B within six months after the Effective Time shall have no further claim upon Parent's transfer agent, and shall thereafter look only to Parent for payment in respect of his shares of Company Common Stock. Until so surrendered, Certificates shall represent solely the right to receive the Cash Consideration. If any Certificates entitled to payment pursuant to Section 3.1B shall not have been surrendered for such payment prior to such date on which any payment in respect thereof would otherwise escheat to or become the property of any Governmental Entity, the right to receive Cash Consideration represented thereby shall, to the extent permitted by applicable law, be deemed to be canceled and no money or other property will be due to the holder thereof.

         Section 3.3B Dissenting Shares. Notwithstanding anything in Sections 3.1B through and including 3.7B to the contrary, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time and that is held by a stockholder who has properly exercised and perfected appraisal rights under the provisions of the Delaware Corporation Law ("Dissenting Shares"), shall not be converted into or exchangeable for the right to receive the Cash Consideration, but shall entitle the holder thereof to receive payment therefor as shall be determined pursuant to the provisions of the Delaware Corporation Law; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the Delaware Corporation Law, each share of Company Common Stock of such holder shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Cash Consideration, in accordance with Section 3.1B, and such shares shall no longer be Dissenting Shares.

         Section 3.4B Closing of Company Transfer Books. Immediately prior to the Effective Time, the Company Common Stock transfer books shall be closed and no transfer of Company Common Stock shall thereafter be made. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Cash Consideration to be distributed pursuant to this Agreement may be delivered to a transferee, if a Certificate is presented to Parent or its transfer agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes. Parent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive the Cash Consideration specified in this Agreement for their shares of Company Common Stock, which books shall be conclusive with respect to the ownership of such shares. In the event of a dispute with respect to the ownership of any such shares, Parent shall be entitled to deposit any Cash Consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such Cash Consideration.

         Section 3.5B No Further Ownership Rights in Company Common Stock. All Cash Consideration issued upon surrender of a Certificate in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock represented thereby. If, after the Effective Time, Certificates are presented to Parent for any reason, they shall be cancelled and exchanged as provided in this Article IIIB.

         Section 3.6B Stockholder Approval. The Company shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-Laws, to convene a special meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement and the Company Recapitalization. The Board of Directors of the Company has approved the Merger and the Company Recapitalization and adopted this Agreement and recommended that holders of Company Common Stock vote in favor of and approve the Merger and the Company Recapitalization and the adoption of this Agreement at the Company Meeting. Notwithstanding the foregoing, nothing in this Section 3.6B shall preclude or limit the Board of Directors of the Company from complying with its fiduciary duties under applicable law.

         Section 3.7B Rollover Options. Each Rollover Option shall remain in effect at the Effective Time without any change in the terms and conditions of such Rollover Option as in effect prior to the Effective Time, except that the Rollover Options shall vest in accordance with the terms of the Stock Option Plan at the Effective Time and shall not be adjusted as a result of the consummation by the Company of the transactions contemplated hereby.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Sub that, except as set forth in the disclosure schedule attached hereto (the "Company Disclosure Schedule"), which Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and may be amended from time to time pursuant to the provisions hereof:

         Section 4.1 Execution and Delivery. The Company has the corporate power and authority to enter into this Agreement and each other agreement, document or instrument contemplated hereby or to be executed in connection herewith to which the Company is a party (the "Company Documents") and, subject to approval of this Agreement by the holders of the Company Common Stock, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Company Documents and the consummation of the transactions contemplated hereby and thereby have been recommended to the Board of Directors by a special committee thereof consisting solely of directors who are not officers or employees of the Company or any of its Subsidiaries, and have been duly and validly authorized by the Company's entire Board of Directors. In connection with the foregoing, the Company's Board of Directors has taken such actions as are necessary on its part to render the provisions of
Section 203 of the Delaware Corporation Law and all other applicable takeover statutes inapplicable to this Agreement, the Merger, the transactions required or contemplated by this Agreement, and the Voting Agreement. This Agreement constitutes the valid and binding obligation of the Company and the Company Documents, when executed and delivered, will constitute the valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of the holders of a majority of the outstanding shares of Company Common Stock, no other corporate proceedings on the part of the Company are necessary after the date of this Agreement to authorize this Agreement and the Company Documents and the transactions contemplated hereby and thereby.

         Section 4.2 Consents and Approvals. The execution and delivery by the Company of this Agreement and the Company Documents, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, as the case may be, do not require the Company to obtain any consent, approval or action of, or make any filing or registration with, or give any notice to, any person or any

Governmental Entity, other than (i) in connection, or in compliance, with the provisions of the H-S-R Act and any similar law applicable in a non-United States jurisdiction, if applicable, the Exchange Act, and the Securities Act, which will be duly obtained or made, as the case may be, on or prior to the Closing, and will be in full force and effect on the Closing Date, (ii) in the case of the performance by the Company of its obligations hereunder and under the Company Documents and the consummation by the Company of the transactions contemplated hereby and by the Company Documents, the approval of the holders of the Company Common Stock as specified in Section 4.1, (iii) the filing of the Certificate of Merger with the Secretary of State of Delaware, and (iv) consents, approvals, actions, filings, registrations or notices under (a) contracts and other agreements listed in Section 4.16 of the Company Disclosure Schedule, which consents, approvals, actions, filings, registrations, and notices referred to in this clause (a) are listed in Section 4.2 of the Company Disclosure Schedule; and (b) any other contract and other agreement not referred to in the preceding clause (a).

         Section 4.3 No Breach. Except as set forth in Section 4.3 of the Company Disclosure Schedule and assuming that the consents, approvals, actions, filings, registrations, and notices referred to in Section 4.2 are duly made or effected, the execution, delivery and performance by the Company of this Agreement and the Company Documents and the consummation by the Company of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of or loss of material rights under, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by or to which the assets or properties of the Company or any of its Subsidiaries may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any Governmental Entity against, or binding upon, or any agreement with, or condition imposed by, any Governmental Entity binding upon, the Company or any of its Subsidiaries, or the securities, assets or business of the Company or any of its Subsidiaries; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Company or any of its Subsidiaries, or to the securities, assets or business of the Company or any of its Subsidiaries; (v) result in the creation or imposition of any lien or other encumbrance or the acceleration of any indebtedness or other obligation of the Company or any of its Subsidiaries; or (vi) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause a violation of, any Permit of the Company or any of its Subsidiaries; except in the case of (ii) through (vi) above, for violations, conflicts, breaches, defaults, modifications, loss of rights, impairments, liens or other encumbrances that would not, individually or in the aggregate, have a Company Material Adverse Effect.

         Section 4.4 Organization, Standing and Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted. Except as set forth in Section 4.4 of the Company Disclosure Schedule, the Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of such activities make such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Company Material Adverse Effect. All such jurisdictions are set forth on Section 4.4 of the Company Disclosure Schedule. The copies of the Certificate of Incorporation and By-Laws of the Company included as part of Section 4.4 of the Company Disclosure Schedule constitute accurate and complete copies of such organizational instruments and accurately reflect all amendments thereto through the date hereof.

         Section 4.5 Capitalization of the Company. The authorized capital stock of the Company consists of 21,000,000 shares of capital stock of which 20,000,000 are Company Common Stock and 1,000,000 are preferred stock. As of the date of this Agreement there were 6,889,844 shares of Company Common Stock outstanding and 0 shares of the Company's preferred stock outstanding. Except as set forth in Section 4.5 of the Company Disclosure Schedule, as of the date hereof there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Company's stockholders may vote issued or outstanding. Section 4.5 of the Company Disclosure Schedule sets forth a true and complete list as of the date indicated of the holders of all (i) outstanding vested and unvested Company Stock Options and (ii) outstanding Company Warrants, showing as to each such holder the number of Company Stock Options (vested or unvested) or Company Warrants so held, such holder's mailing address and in the case of Company Stock Options, the date of grant, vesting schedules and exercise price of all such Company Stock Options. All outstanding shares of Company Common Stock are duly authorized and are validly issued, fully paid and non-assessable and free of preemptive rights.

         Section 4.6 Options and Other Stock Rights. Except as set forth in
Section 4.5 or 4.6 of the Company Disclosure Schedule, there is no (i) outstanding option, warrant, call, unsatisfied preemptive right or other agreement of any kind binding upon the Company to purchase or otherwise to receive from the Company any of the outstanding, authorized but unissued, unauthorized or treasury shares of Company Common Stock or any other security of the Company, or cash based on the increase in the market price of Company Common Stock, (ii) outstanding security of any kind binding upon the Company convertible into any security of the Company, and (iii) outstanding contract or other agreement binding upon the Company or any of its Subsidiaries to purchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or any other security of the Company.

         Section 4.7 Subsidiaries. (a) Section 4.7 of the Company Disclosure Schedule sets forth (i) the name of each Subsidiary of the Company; (ii) the name of each corporation, limited liability company, partnership, joint venture or other entity (other than such Subsidiaries) in which the Company or any of its Subsidiaries has, or pursuant to any agreement has the right or obligation to acquire at any time by any means, directly or indirectly, an equity interest or investment; (iii) in the case of each such Person described in clauses (i) or
(ii) above, (A) the jurisdiction of organization and (B) the capitalization thereof and the percentage of each class of capital stock or other equity interest (including any rights, options, warrants or convertible securities outstanding or other agreements to acquire shares of capital stock or other equity interest) and issuance of outstanding debt owned by the Company or any of it Subsidiaries and by any other person.

         (b) Except as set forth in Section 4.7(b) of the Company Disclosure Schedule, each Subsidiary of the Company listed in Section 4.7(a) of the Company Disclosure Schedule has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate, limited liability company, partnership or similar power and authority to own and lease its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect. All such jurisdictions are set forth in
Section 4.7(b) of the Company Disclosure Schedule. All of the issued and outstanding equity or other participating interests of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and, to the extent owned by the Company as indicated in Section 4.7 of the Company Disclosure Schedule, are owned free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity, except as set forth in Section
4.7 of the Company Disclosure Schedule.

         (c) As of the date hereof, except as listed in Section 4.7 or Section
4.16 of the Company Disclosure Schedule, the Company has not made any investments in, and does not own, directly or indirectly, any securities of or other interests in, any other Person.

         Section 4.8 Corporate Records. The Company has heretofore delivered to Parent true and complete copies of the minute books of the Company and each of its Subsidiaries for the five years prior to the date hereof through and including the date hereof, all as in effect on the date hereof.

         Section 4.9 Information in Disclosure Documents. None of the information with respect to the Company and its Subsidiaries to be included in
(i) the joint prospectus/proxy statement of the Company and Parent (the "Proxy Statement") required to be mailed to the stockholders of the Company in connection with the Merger and (ii) if applicable pursuant to Section 3.1A, the Registration Statement to be filed with the Commission by Parent on Form N-14 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement") will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this provision shall not apply to statements or omissions in the Registration Statement or Proxy Statement based upon information furnished by Parent for use therein. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation or warranty made by the Company contained in this Agreement and no statement contained in any certificate delivered pursuant to Article VII or any exhibit to this Agreement and the Company Disclosure Schedule, as the same may be amended pursuant to the provisions hereof, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         Section 4.10 SEC Documents; Financial Statements. (a) The Company and its Subsidiaries have filed and will file with the SEC all forms, reports, schedules, statements, exhibits and other documents (collectively, the "Company SEC Documents") required to be filed on or before the date hereof or the Closing Date, respectively, by it under the Securities Act or the Exchange Act. The Company has furnished or made available to Parent true and correct copies of all Company SEC Documents filed by the Company and its Subsidiaries since January 1, 1998 and will promptly furnish to Parent any other Company SEC Document filed by or on behalf of the Company with the SEC from the date hereof to the Closing Date. At the time filed, the Company SEC Documents filed by the Company and its Subsidiaries since January 1, 1998 (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or Exchange Act, as the case may be.

         (b) The audited consolidated financial statements of the Company and its Subsidiaries for the three years ended December 31, 2000, together with the reports and opinions thereon of PricewaterhouseCoopers LLP (the "Company Audited Financial Statements"), which are included in the Company SEC Documents and have previously been delivered to Parent, and the unaudited consolidated financial statements of the Company and its Subsidiaries for the three months ended March 31, 2001 (the "Company Interim Financial Statements"), which are included in the Company SEC Documents and have previously been delivered to Parent, are collectively referred to herein as the "Company Financial Statements". The Company Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; and fairly present, in all material respects, on a consolidated basis, the financial position of the Company at the respective balance sheet dates specified therein, and the results of its operations for each of the periods then ended, and were prepared in conformity with GAAP applied on a consistent basis, except as otherwise disclosed therein and subject, in the case of the Company Interim Financial Statements, to normal recurring year-end adjustments, the absence of footnote disclosures, and any other adjustments described therein.

         Section 4.11 Liabilities. To the Knowledge of the Company, the Company and its Subsidiaries do not have any direct or indirect liability, contingent or otherwise, including but not limited to all liabilities retained, and all indemnification obligations created, in connection with the disposition of assets, that is required by GAAP to be reflected or reserved for on the financial statements of the Company (collectively, the "Liabilities"), that was not adequately reflected or reserved against on the Company Audited Financial Statements for the 12-month period ended December 31, 2000 or the Company Interim Financial Statements for the three-month period ended March 31, 2001, other than (i) liabilities set forth in Section 4.11 of the Company Disclosure Schedule, (ii) liabilities incurred in the ordinary course of business since December 31, 2000 consistent with past practices, or (iii) liabilities permitted by this Agreement to be incurred in connection with the transactions contemplated by this Agreement.

         Section 4.12 No Company Material Adverse Effect. Except as disclosed in
Section 4.12 of the Company Disclosure Schedule or as set forth in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 2000, there has not been any change, event, occurrence or state of facts that has caused, or would reasonably be expected to cause, a Company Material Adverse Effect.

         Section 4.13 Compliance with Laws. To the Knowledge of the Company, except as disclosed in Section 4.13 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of any applicable order, judgment, injunction, award or decree, law, ordinance or regulation or any other requirement of any Governmental Entity applicable to the Company or any of its Subsidiaries or any of its or their businesses, except for violations which would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor its Subsidiaries has received written notice or, to the Knowledge of the Company, any other notice, that any such material violation has been alleged or is being reviewed or investigated. This Section
4.13 shall not apply to Taxes.

         Section 4.14 Permits. To the Knowledge of the Company, except as set forth in Section 4.14 of the Company Disclosure Schedule, (i) the Company and its Subsidiaries have obtained all Permits that are necessary for the ownership and conduct of their respective businesses as presently conducted or currently proposed to be conducted, other than any Permits, the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect;
(ii) such Permits are in full force and effect and are sufficient for the ownership and conduct of such businesses as presently conducted; (iii) no violations exist or have been recorded in respect of any Permit, except violations which would not, individually or in the aggregate, have a Company Material Adverse Effect; and (iv) no proceeding is pending or threatened, that would suspend, revoke or limit any Permit, except proceedings which would not, individually or in the aggregate, have a Company Material Adverse Effect.

         Section 4.15 Actions and Proceedings. Except as disclosed in Section
4.15 of the Company Disclosure Schedule or the Company SEC Documents filed prior to the date of this Agreement, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company, any of its Subsidiaries or any of its or their directors, officers or employees (in their capacities as such) in excess of $250,000 individually or in the aggregate, or which materially impair the operation of the Company or its Subsidiaries or materially detract from its business. Except as disclosed in
Section 4.15 of the Company Disclosure Schedule or the Company SEC Documents filed prior to the date of this Agreement, there is no claim (including without limitation any indemnification claim arising out of any assets or stock sold by the Company or its Subsidiaries), action, suit, litigation, legal, administrative or arbitration proceeding, whether formal or informal (including, without limitation, any written, or to the Knowledge of the Company, any other inquiry, claim or notice of intent to institute any matter) (a "Proceeding"), which is pending or, to the Company's Knowledge, threatened against or involving the Company, any of its Subsidiaries or any of its or their directors, officers or employees (in their capacities as such) or properties, capital stock or assets.

         Section 4.16 Contracts and Other Agreements. (a) Other than (1) contracts and other agreements disclosed in Section 4.16 of the Company Disclosure Schedule or (2) contracts between the Company and its direct or indirect wholly owned Subsidiaries or between the Company's direct or indirect wholly owned Subsidiaries, none of the Company or any of its Subsidiaries is a party to or bound by any:

         (i) commitments, contracts and other agreements, including employment, bonus, consulting, management or severance contracts, commitments and agreements with, or loans to, any current or former officer, director, employee, consultant, agent or other representative of the Company or its Subsidiaries, or any current stockholder of the Company, or any affiliate (excluding the Company and its Subsidiaries) or Family Member of the foregoing persons which involve the payment or receipt by the Company or its Subsidiaries of an amount in excess of $150,000 in any one year or in excess of $300,000 in the aggregate for any such individual, other than pursuant to Plans described in Section 4.22 of the Company Disclosure Schedule;

         (ii) contracts and other agreements with any labor union or association representing any employee;

         (iii) contracts and other agreements for the purchase or sale of equipment or services, which involve the receipt or payment by the Company or its Subsidiaries of an amount in excess of $300,000 (in the aggregate in the case of any related series of contracts and other agreements);

         (iv) contracts and other agreements for the sale of any of the assets or properties of the Company or its Subsidiaries or for the grant to any person of any preferential rights to purchase any of the assets or properties of the Company or its Subsidiaries, for which there remains any obligation to or from the Company or its Subsidiaries, which involve the receipt or payment by the Company or its Subsidiaries of an amount in excess of $250,000 (in the aggregate in the case of any related series of contracts and other agreements);

         (v) contracts and other agreements calling for an aggregate purchase price or payments in any one year of more than $250,000 payable by the Company or its Subsidiaries (in the aggregate in the case of any related series of contracts and other agreements);

         (vi) contracts and other agreements relating to the acquisition by the Company or its Subsidiaries of any business of, or the disposition of any business involving the Company or its Subsidiaries to, any other person for which there remains any obligation to or from the Company or its Subsidiaries;

         (vii) contracts relating to the disposition or acquisition of any investment or of any interest in any person, which involve the receipt or payment by the Company or its Subsidiaries of an amount in excess in any one year of $250,000 (in the aggregate in the case of any related series of contracts and other agreements) for which there remains any obligation to or from the Company or its Subsidiaries;

         (viii) joint venture and similar agreements which would involve the receipt or payment by the Company or its Subsidiaries of an amount in excess of $250,000 (in the aggregate in the case of any related series of contracts or other agreements) for which there remains any obligation to or from the Company or its Subsidiaries;

         (ix) contracts and other agreements under which the Company or its Subsidiaries agreed to indemnify any party or agreed to retain liability of any party or to share liability of any party which indemnity obligation remains in effect, including but not limited to Tax liability, which could involve the payment by the Company or its Subsidiaries of an amount in excess of $150,000 (in the aggregate in the case of any related series of contracts or other agreements);

         (x) contracts and other agreements containing covenants of the Company or its Subsidiaries, or, to the Company's Knowledge, its officers, directors or employees, not to compete in or solicit employees in any line of business or with any person in any geographical area or covenants of any other person not to compete with or solicit employees from the Company in any line of business or in any geographical area;

         (xi) contracts and other agreements relating to the borrowing of money by, or indebtedness of, the Company or its Subsidiaries or the direct or indirect guaranty by the Company or its Subsidiaries of any obligation or indebtedness of any other person or Governmental Entity (other than any accounts receivable or accounts payable of the Company or its Subsidiaries), including, without limitation, any (a) agreement or arrangement relating to the maintenance of compensating balances, (b) agreement or arrangement with respect to lines of credit, (c) agreement to advance or supply funds to any other person other than in the ordinary course of business, (d) agreement to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered, (e) keep-well, make-whole or maintenance of working capital or earnings or similar agreement, and (f) guaranty with respect to any lease or other similar periodic payments to be made by any such person;

         (xii) contracts and other agreements relating to the provision by or to the Company or its Subsidiaries of third party management or administration services, which involve the receipt or payment by the Company or its Subsidiaries of an amount in excess of $300,000 (in the aggregate in the case of any related series of contracts and other agreements);

         (xiii) each lease of personal property which requires annual lease payments in excess of $100,000 and each Lease;

         (xiv) contracts and other agreements between the Company or its Subsidiaries and any Governmental Entity involving the current or future receipt or payment by the Company or its Subsidiaries of an amount in excess of $300,000;

         (xv) contracts and other agreements which require payments of an amount in excess of $250,000 generated by, or contracts and other agreements required to be set forth in any other clause of Section 4.16 of the Company Disclosure Schedule which would terminate upon, a change in control of the Company; and

         (xvi) contracts and other agreements relating to disposal of any controlled or Hazardous Materials for which there remains any obligation to or from the Company or its Subsidiaries.

         (b) Except as disclosed in Section 4.16(b) of the Company Disclosure Schedule, each contract or other agreement to which the Company or any Subsidiary is a party is valid, in full force and effect and binding upon the Company and its Subsidiaries, and, to the Company's Knowledge, the other parties thereto in accordance with its terms, except for failures to be in full force and effect that would not, individually or in the aggregate, have a Company Material Adverse Effect, and neither the Company nor any of its Subsidiaries is in default under any of them, except for defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect, and the Company has no Knowledge of any threat of cancellation or termination thereunder. No Permits or other documents or agreements with, or issued by or filed with, any person, have been granted to any other person that provide the right to use any real or tangible personal property comprising any portion of the assets of the Company, except for grants that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 4.16(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any contract, commitment, arrangement or agreement which would, following the Closing, restrain or restrict Parent or any affiliate of Parent, from operating the business of the Company in the manner in which it is currently operated, except for contracts, commitments, arrangements or agreements that would not, individually or in the aggregate, have a Company Material Adverse Effect.

         Section 4.17      Real Property.

         (a) Section 4.17 of the Company Disclosure Schedule sets forth (i) a list of all leases, subleases, licenses, occupancy agreements or other agreements, written and oral, together with any amendments or modifications thereto (each a "Lease" and collectively, the "Leases") with respect to (A) all real property leased by the Company or its Subsidiaries (whether as lessor or lessee and including those in the names of nominees or other entities) and used or occupied in connection with the business of the Company or its Subsidiaries (the "Leased Real Property") and (B) all real property leased or subleased by the Company or its Subsidiaries, as lessor or sublessor, to third parties; and
(ii) a list of all real property owned by the Company or its Subsidiaries (the "Owned Real Property").

         (b) Each Lease is, with respect to the Company and its Subsidiaries, in full force and effect, and to the Company's Knowledge, is in full force and effect with respect to each other party thereto, except for failures to be in full force and effect that would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, the Company and each of its Subsidiaries have performed all obligations required to be performed by it to date under, and is not in default in respect of, any Lease, and, to the Knowledge of the Company, no event has occurred which, with due notice or lapse of time or both, would constitute such a default by the Company or its Subsidiaries, except with respect to non-performance or defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, there is no default asserted thereunder by any other party thereto. All material rentals and other payments due under each such Lease have been duly paid.

         (c) Except as set forth in Section 4.17 of the Company Disclosure Schedule, the Company or its applicable Subsidiary, as the case may be, has good and marketable title to the Owned Real Property and improvements thereon, subject only to the title exceptions specified therein and such other liens and imperfections of title, if any, as do not materially interfere with the present use of the property affected thereby or which would not, individually or in the aggregate, have a Company Material Adverse Effect. None of the Owned Real Property is subject to any right or option of any other person, to purchase or otherwise obtain title to such property. No person other than the Company or its Subsidiaries, as the case may be, has any right to use, occupy or lease all or any portion of the Owned Real Property.

         (d) The Company has not received any written, or to the Knowledge of the Company, any other notice of any violation of any applicable building, zoning, land use or other similar statutes, laws (other than Environmental Laws which are addressed in Section 4.30), ordinances, regulations, permits or other requirements (including, without limitation, the Americans with Disabilities
Act) in respect of the Owned Real Property and the Leased Real Properties, which has not been heretofore remedied, and, to the Company's Knowledge, there do not exist any such violations which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. The Company has not received any notice that any operations on or uses of the Owned Real Property and the Leased Real Properties constitute non-conforming uses under any applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits or other requirements. The Company has no Knowledge of nor has received any notice (other than published notice not actually received) of any pending or contemplated rezoning proceeding affecting the Owned Real Property and the Leased Real Properties.

         (e) Neither the Company nor any of its Subsidiaries has received notice from any insurance carrier regarding defects or inadequacies in the Owned Real Properties and the Leased Real Properties, which, if not corrected, would result in termination of the Company's or its Subsidiaries' insurance coverage therefor or an increase in the cost thereof which defects, inadequacies or terminations would result, individually or in the aggregate, in a Company Material Adverse Effect.

         (f) To the Knowledge of the Company, there is no pending or threatened:
(i) condemnation of any part of the Leased Real Properties by any Governmental Entity; (ii) special assessment against any part of the Leased Real Properties; or (iii) litigation against the Company or any of its Subsidiaries for breach of any restrictive covenant affecting any part of the Leased Real Properties.

         (g) The Owned Real Property, the Leased Real Properties and the equipment of the Company are in good condition and repair, ordinary wear and tear excepted, and have not suffered any casualty or other damage which has not been repaired, except to the extent the failure of any of the foregoing to be true would not reasonably be expected to have a Company Material Adverse Effect.

         Section 4.18 Intellectual Property. (a) The Company and its Subsidiaries own free and clear of all liens or security interests, other than Permitted Liens, or possess a license for the life of the intellectual property right (i) to make, use, offer for sale or sell any system or method under or
(ii) to use, reproduce, publicly display or create derivative works from, as the case may be, all patents (and applications therefor), patent rights and disclosures; trademarks, trade names, domain names, trade dress and service marks (and applications or registrations therefor) and rights relating thereto; inventions, discoveries, systems, scientific, engineering and marketing data, technology, trade secrets, formulae, and techniques, and all research records relating thereto; and all software programs and codes (both source and object) and related documentation as well as all supporting database information, modifications, enhancements and derivative works based on such software; that are used in the normal course of their businesses in any territory in which the Company and its Subsidiaries, are currently conducting such businesses and have plans to conduct such businesses, and any other proprietary information (collectively, the "Intellectual Property Rights"). The Company and its Subsidiaries are the sole and exclusive owners of all right to sue and keep any damage awards for past infringements by third parties of the Intellectual Property Rights. Section 4.18(a)(i) of the Company Disclosure Schedule sets forth a true and complete list of the owned Intellectual Property Rights of the Company and of its Subsidiaries. Section 4.18(a)(ii) of the Company Disclosure Schedule sets forth a true and complete list of the licensed Intellectual Property Rights of the Company and of its Subsidiaries, other than shrink-wrapped licensed Intellectual Property Rights.

         (b) Except as disclosed in Section 4.18(b) of the Company Disclosure Schedule, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice or otherwise has reason to know of any conflict or alleged conflict with the rights of others pertaining to the Intellectual Property Rights; and to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice that the businesses of the Company and of its Subsidiaries, as presently conducted, infringe upon or violate any intellectual property right of others.

         (c) Except as disclosed in Section 4.18(c) of the Company Disclosure Schedule, to the Knowledge of the Company, none of the Intellectual Property Rights is presently involved in, or subject to, any interference, reexamination, reissue, opposition, cancellation or other administrative proceeding before the United States Patent and Trademark Office, United States Copyright Office, or any comparable foreign office, or any other administrative agency or registrar of the United States, a foreign country, or an international organization.

         (d) Except as disclosed in Section 4.18(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is currently obligated or under any existing liability to make royalty or other payments to any owner of, licensor of, or other claimant to, any patent, trademark, service mark, trade dress, domain name, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or otherwise.

         (e) Except as disclosed in Section 4.18(e) of the Company Disclosure Schedule, the employees of the Company and of the Subsidiaries are under an obligation to assign all Intellectual Property Rights developed by the employee to the Company or the relevant Subsidiary; to the Knowledge of the Company, no employee of the Company or of its Subsidiaries has violated any employment agreement or proprietary information agreement which he had with a previous employer, or is a party to or threatened by any litigation concerning any patents, trademarks, service marks, trade names, domain names, trade dress, trade secrets, copyrights, licenses and the like, the result of which would materially detract from the value of the property subject thereto or materially impair the use of or the access to the property subject thereto, or materially impair the operation of the Company or its Subsidiaries or materially detract from its business; and to the Knowledge of the Company, none of the employees, agents or representatives of the Company or of its Subsidiaries has engaged in any acts of inequitable conduct, fraud or misrepresentation of material information in securing any Intellectual Property Rights with the United States Patent and Trademark Office, United States Copyright Office, comparable foreign office, or any state agency or office.

         (f) Except as disclosed in Section 4.16 or Section 4.18(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has granted to any third party (i) any license or similar rights in or to any of the Intellectual Property Rights required to be disclosed in Section 4.18(a)(i) of the Company Disclosure Schedule or (ii) any sublicense or similar rights in or to any Intellectual Property Rights required to be disclosed in Section 4.18(a)(ii) of the Company Disclosure Schedule. Section 4.18(f) of the Company Disclosure Schedule specifies the territory in which any such granted licenses, sublicenses, or similar rights are applicable, and whether they are exclusive or non-exclusive.

         (g) The Company and its Subsidiaries have taken reasonable measures and engaged in compliance monitoring, as necessary to protect the secrecy, confidentiality and value of the Intellectual Property Rights, except where failure to do so would not reasonably be expected to have a Company Material Adverse Effect.

         Section 4.19 Receivables. All accounts receivable and vendor receivables which exceed $10,000 for a single receivable reflected in the Company Audited Financial Statements, and all accounts receivable and vendor receivables which exceed $10,000 for a single receivable arising subsequent to December 31, 2000, represent bona fide transactions that have arisen in the ordinary course of business and are valid and existing. The Company has made and will make adjustments to the carrying value of such receivables reasonably considered adequate for receivables not collectible in the ordinary course of its business in accordance with GAAP, consistently applied.

         Section 4.20 Banking. Section 4.20 of the Company Disclosure Schedule contains a complete list of all of the bank accounts and lines of credit owned or used by the Company and its Subsidiaries, and the names of all persons with authority to withdraw funds from, or execute drafts or checks on, each such account, other than accounts or lines of credit involving less than $10,000.

         Section 4.21 Liens. Except as set forth in Section 4.21 of the Company Disclosure Schedule, the Company and its Subsidiaries have good title to all of its respective assets and properties, in each case free and clear of any lien or other encumbrance, except for (i) liens or other encumbrances securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet delinquent or which are being contested in good faith or (ii) liens or other encumbrances of a character that do not materially detract from the value of the property subject thereto or impair the use of or the access to the property subject thereto, or impair the operation of the Company or its Subsidiaries or detract from its business (collectively, "Permitted Liens").

         Section 4.22 Employee Benefit Plans. (a) Section 4.22(a) of the Company Disclosure Schedule sets forth all "employee benefit plans," as defined in
Section 3(3) of ERISA, and all other employee benefit arrangements, including, without limitation, any such arrangement providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursement plans or agreements, maintained by the Company or its Subsidiaries or to which the Company or its Subsidiaries has any liability (contingent or otherwise) thereunder for current or former employees of the Company or its Subsidiaries. Each of the employee benefit plans, practices and arrangements set forth in Section 4.22 of the Company Disclosure Schedule shall hereafter be referred to as a "Plan" (or "Plans" as the context may require).

         (b) Except as disclosed in Section 4.22(b) of the Company Disclosure Schedule, none of the Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA or a "defined benefit plan," as defined in Section 3(35) of ERISA.

         (c) Each of the trusts maintained under a Plan that is intended to qualify under Section 401(a) of the Code has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS (or the Plan remains within the remedial amendment period for obtaining an initial determination of exemption from Tax), and nothing has occurred with respect to the operation of any such Plan which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or Tax under ERISA or the Code.

         (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the Plans or by law to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extensions), and all contributions of any period ending on or before the Effective Time which are not yet due will have been paid or accrued on or prior to the Effective Time.

         (e) True, correct and complete copies of the following documents, with respect to each of the Plans, have been delivered to Parent by the Company: (i) the most recent plan document and related trust documents, and amendments thereto; (ii) the IRS Forms 5500 for the most recent two (2) Plan years; (iii) the last IRS determination letter; and (iv) the most recent summary plan descriptions.

         (f) Except as set forth in Section 4.21(f) of the Company Disclosure Schedule, there are no pending actions, claims or lawsuits which have been asserted or instituted against the Plans, the assets of any of the trusts under such plans, the plan sponsor, the plan administrator, or any fiduciary of the Plans with respect to the operation of such Plans (other than routine benefit claims or actions seeking qualified domestic relations orders), nor does the Company have Knowledge of any threatened claim or lawsuit, or have reason to believe that such an action, claim or lawsuit may be asserted or instituted.

         (g) The Plans have been maintained substantially in accordance with their terms and with all provisions of ERISA and the Code (including applicable regulations thereunder) and other applicable federal and state laws and regulations, and the Company has not engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or 4975 of the Code that would result in a material liability to the Company or its Subsidiaries or Parent. No fiduciary has engaged in any conduct which could give rise to any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Plan.

         (h) Except as disclosed in Section 4.22(h) of the Company Disclosure Schedule, none of the Plans provides life or health benefits coverage to former employees of the Company or their dependents or beneficiaries except as may be required under applicable state law, Section 4980B of the Code or Section 601 of ERISA or at the expense of the participant or the participant's beneficiary or death benefits under the Company's retirement plan.

         (i) Except pursuant to the Employment Agreements and except as disclosed in Section 4.22(i) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of the Company, (ii) increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any benefits under any Plan.

         Section 4.23 Employee Relations. (a) Except as disclosed in Section 4.23(a) of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance with all laws regarding employment, wages, hours, equal opportunity and collective bargaining and payment of social security and other Taxes, except for non-compliances that would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice or discriminatory employment practice, no complaint of any such practice against the Company or its Subsidiaries has been filed or, to the Company's Knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, and no grievance has been filed or, to the Company's Knowledge, threatened to be filed, against the Company or its Subsidiaries by any employee pursuant to any collective bargaining or other employment agreement to which the Company is a party or is bound. The Company and its Subsidiaries are in compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards, except for non-compliances that would not, individually or in the aggregate, have a Company Material Adverse Effect, and have received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

         (b) Except as set forth in Section 4.23(b) of the Company Disclosure Schedule, the employment of all persons employed by the Company and its Subsidiaries is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefit and all vacation time owing to any employee of the Company or its Subsidiaries have been duly and adequately accrued on the accounting records of the Company and its Subsidiaries. To the Company's Knowledge, all employees of the Company and its Subsidiaries located in the United States are either United States citizens or resident aliens specifically authorized to engage in employment in the United States in accordance with all applicable laws.

         Section 4.24 Insurance. Section 4.24 of the Company Disclosure Schedule sets forth a list of all policies or binders of errors and omissions, fire, liability, product liability, workmen's compensation, vehicular and other insurance (excluding Plans) held by or on behalf of the Company or its Subsidiaries (collectively, the "Insurance Policies"). Such Insurance Policies are in full force and effect and in amounts of a nature which are adequate to meet all existing obligations relating to maintenance of insurance and customary for the Company's and its Subsidiaries' businesses. In addition, Section 4.24 of the Company Disclosure Schedule sets forth in respect of the Insurance Policies
(i) a description of occurrences reported involving amounts in excess of $10,000 and (ii) the aggregate amount paid out under each such policy during the period from January 1, 1999 through the date hereof. There have been no disputes regarding denial or nonpayment of claims under any Insurance Policy since January 1, 1999, other than routine disputes under Insurance Policy coverage provided under the Plans.

         Section 4.25 Officers, Directors, Employees, Consultants. Section 4.25 of the Company Disclosure Schedule sets forth (i) the name of each officer and director of the Company or its Subsidiaries and the amount of compensation paid during fiscal year 2000 and the amount reasonably expected to be paid during fiscal 2001, and (ii) the name of each other employee or class of employees of the Company or its Subsidiaries who either (x) received compensation in fiscal year 2000 in excess of $150,000 or (y) is anticipated to receive, based on current compensation levels, compensation in fiscal year 2001 in excess of $150,000, indicating the amount of such compensation for such persons for fiscal year 2000 and fiscal year 2001. Except as disclosed in Section 4.25 of the Company Disclosure Schedule, the Company or any of its Subsidiaries does not employ any individual as a consultant, whose employment cannot be terminated on not less than 30 days' notice without penalty.

         Section 4.26 Transactions with Directors, Officers and Affiliates. Except as disclosed in Section 4.26 of the Company Disclosure Schedule or in the

Company SEC Documents filed prior to the date of this Agreement, since January 1, 1999, there have been no transactions between the Company or its Subsidiaries and any director, officer, employee, stockholder or other affiliate of the Company or its Subsidiaries or loans, guarantees or pledges to, by or for the Company or its Subsidiaries from, to, by or for any of such persons. Since January 1, 1999, other than as disclosed in the Company SEC Documents filed prior to the date of this Agreement or in Section 4.26 of the Company Disclosure Schedule, none of the officers, directors or employees of the Company or its Subsidiaries, or any Family Member of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any person or business enterprise which during such period has been a supplier, customer or sales agent of the Company or its Subsidiaries or has competed with or been engaged in any business of the kind being conducted by the Company or its Subsidiaries.

         Section 4.27 Operations of the Company. Except as disclosed in Section
4.16 or 4.27 of the Company Disclosure Schedule or as set forth in the Company SEC Documents filed prior to the date of this Agreement, and except as may result from the transactions contemplated by this Agreement, since December 31, 2000, neither the Company nor any of its Subsidiaries has:

         (i) amended its certificate of incorporation or by-laws or merged with or into or consolidated with any other Person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

         (ii) (A) issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock or any of its bonds, notes, debentures or other evidences of indebtedness or (B) modified the terms of its options, rights or any contracts or commitments to issue or sell or purchase any shares of its capital stock or any of its bonds, notes, debentures or other evidences of indebtedness;

         (iii) entered into or amended any agreement contract or commitment required to be disclosed in Section 4.16(a)(i) or Section 4.22(i) of the Company Disclosure Schedule, made any wage or salary increase or bonus, loan or increase in any other direct or indirect compensation, including but not limited to severance benefits, for or to any of its officers, directors, employees, individuals who are consultants, agents or other representatives or any current stockholder of the Company, or any affiliate (excluding the Company and its Subsidiaries) or Family Members of the foregoing persons, such that after giving effect to such increase, bonus, or loan, would require disclosure of the agreement, contract or commitment in Section 4.16(a)(i) or Section 4.22(i) of the Company Disclosure Schedule;

         (iv) in the case of the Company, except in the ordinary course of business consistent with past practice, declared or made any Distributions to any stockholder or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

         (v) made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or GAAP;

         (vi) made any loan or advance to its stockholders or to any of the directors, officers or employees of the Company or any of its Subsidiaries, consultants, agents or other representatives, or otherwise than in the ordinary course of business made any other loan or advance;

         (vii) except in the ordinary course of business consistent with past practice, (A) entered into any Lease; (B) sold, abandoned or made any other disposition of any of its assets or properties;
                  (C) granted or suffered any lien or other encumbrance on any of its assets or properties; (D) entered into or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would need to be disclosed in Section 4.16 of the Company Disclosure Schedule;

         (viii) made or entered into any agreement to make any acquisition of all or a substantial part of the assets, properties, securities or business of any other person;

         (ix) paid, directly or indirectly, any of its Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

         (x) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the assets, liabilities, properties, business, operations, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries, taken as a whole;

         (xi) made any revaluation of any assets or write-down of the value of any loans or receivables of the Company or any of its Subsidiaries in excess of $50,000, unless required by GAAP;

         (xii) except in the ordinary course of business consistent with past practice, accelerated the collection, or made any sale to third parties, of any receivables of the Company or any of its Subsidiaries, or delayed the payment of any payables of the Company;

         (xiii) entered into any other contract or other agreement or other transaction that obligates the Company or any of its Subsidiaries to pay an amount in excess of $50,000, which contract is not terminable by the Company or its applicable Subsidiary upon not more than 30 days' notice;

         (xiv) suffered any damage, destruction or loss, whether covered by insurance or not, which has had or could have a Company Material Adverse Effect; or

         (xv) changed any of the Tax accounting methods or practices used by it unless required by applicable law, make or terminate any Tax election, take any Tax Return position inconsistent with past practices, file any amended Tax Return or settle or compromise any claim relating to Taxes in excess of $50,000.

         Section 4.28 Brokerage. Except for the engagement of Janney Montgomery Scott LLC by letter dated December 15, 2000, relating to the rendering of a fairness opinion, no broker, agent or finder has acted, directly or indirectly, for the Company or, to the Knowledge of the Company, any of the Company stockholders, nor has the Company or, to the Knowledge of the Company, any of the Company stockholders, incurred any obligation to pay any brokerage fee, agent's commission or finder's fee or other commission in connection with the transactions contemplated by this Agreement. The Company has furnished to Parent a copy of any engagement letter relating to such broker, agent or finder.

         Section 4.29 Taxes. (a)   The Company and, as applicable, each of its
Subsidiaries (i) have duly and timely filed (or there have been filed on their behalf) accurate and complete copies of all Tax Returns required to be filed (after taking into account all available extensions), (ii) have timely paid or adequately provided for in accordance with GAAP all Taxes due in respect of the periods covered by such Tax Returns, and (iii) have withheld and, if due, paid all Taxes required to have been withheld and, if due, paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         (b) Except as set forth in Section 4.29 of the Company Disclosure Schedule, as of the date of this Agreement to the Knowledge of the Company (i) no claim for assessment or collection of Taxes is presently being asserted against the Company or its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority relating to Tax, and (iii) no such action, proceeding or investigation has been threatened.

         (c) Except as set forth in Section 4.29 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is, or has ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement, Tax indemnification agreement, or similar allocation agreement or similar contract or arrangement.

         (d) Except as set forth in Section 4.29 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any income Tax Return which return has not since been filed, nor is there outstanding any power of attorney with respect to any matter relating to Taxes that could affect the Company, nor has the Company or any of its Subsidiaries waived the running of any statute of limitations with respect to any income Taxes.

         (e) Except as set forth in Section 4.29 of the Company Disclosure Schedule, the Company has delivered to Parent true and correct copies of all filed income Tax Returns (including information returns and Forms 1120), examination reports, closing agreements and statements of deficiency of the Company and its Subsidiaries which refer to any period of time from January 1, 1997 through the date of this Agreement or to any event which occurred during that period of time. Neither the Company nor any of its Subsidiaries has filed an election under Section 341(f) of the Code that is applicable to the Company, any of its Subsidiaries or any asset held by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has agreed, or is required, to make any adjustment under Section 446(e) or 481(a) of the Code (or any similar provision of law) by reason of a change in accounting method or otherwise. Except as set forth in Section 4.29 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to or a member of any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income Tax purposes. The Company has not been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (f) Except as set forth in Section 4.29 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return (other than the affiliated group of which the Company is now the common parent), or has any liability for Taxes of any Person under Treas. Reg. Section 1.1502-6, or any similar provision of state, local or foreign law or regulation, as a transferee or successor, by contract or otherwise.

         (g) Section 4.29 of the Company Disclosure Schedule lists each state in which the Company and its Subsidiaries are required to file Tax Returns. To the Knowledge of the Company, no claim has been made after January 1, 1997 by any authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

         (h) Neither the Company nor any of its Subsidiaries has any net operating loss carryovers that are subject to limitation under Section 382 of the Code.

         Section 4.30 Environmental Laws. Except as or as set forth in Section
4.30 of the Company Disclosure Schedule:

         (a) To the Knowledge of the Company, the Company and its present and former Subsidiaries (i) are in compliance in all material respects with all Environmental Laws, except for non-compliances which would not reasonably be expected to have a Company Material Adverse Effect; (ii) have obtained and currently maintain in full force and effect all Environmental Permits, the failure to obtain or maintain would, individually or in the aggregate, have a Company Material Adverse Effect; and (iii) are in compliance with all terms and conditions of such Environmental Permits except for noncompliances that would not, individually or in the aggregate, have a Company Material Adverse Effect.

         (b) To the Company's Knowledge, no event has occurred which, upon the passage of time, the giving of notice, or failure to act would reasonably be expected to give rise to liability to the Company or any of its present or former Subsidiaries under any Environmental Law, the result of which would materially detract from the value of the property subject thereto or materially impair the use of or access to the property subject thereto, or materially impair the operation of the Company of its Subsidiaries or materially detract from its business.

         (c) To the Company's Knowledge, no Hazardous Material has been released, spilled, discharged, dumped, disposed of, or otherwise come to be located in, at or beneath any of the Owned Real Property or the Leased Real Property or any properties or assets formerly owned, operated or otherwise controlled or occupied by the Company or its present or former Subsidiaries and used in the conduct of the Company's and its Subsidiaries' businesses (i) in violation of any Environmental Law, or (ii) in such manner as would reasonably be expected to cause an environmental liability of the Company or its present or former Subsidiaries.

         (d) To the Company's Knowledge, there are no: (i) aboveground or underground storage tanks or surface impoundments containing Hazardous Materials; (ii) asbestos containing materials or (iii) PCBs or PCB-containing equipment, located within any portion of the Owned Real Property or the Leased Real Property or any property formerly owned, operated or otherwise controlled or occupied by the Company or its present or former Subsidiaries.

         (e) To the Company's Knowledge, no liens have been placed upon any Owned Real Property or Leased Real Property (including formerly owned real property and leased property) in connection with any actual or alleged liability under any Environmental Law.

         (f) There is no pending or, to the Knowledge of the Company, threatened, material claim, litigation or administrative proceeding against the Company or its present Subsidiaries or, to the Knowledge of the Company, former Subsidiaries arising under any Environmental Law;

         (g) Neither the Company nor any of its Subsidiaries has received any written, or to the Knowledge of the Company, any other notice, claim, demand, suit or request for information from any Governmental Entity or private entity with respect to any liability or alleged liability under any Environmental Law, nor, to the Knowledge of the Company, has any other entity whose liability therefor, in whole or in part, may be attributed to the Company or any of its present or former Subsidiaries, received such notice, claim, demand, suit or request for information. Neither the Company nor any of its present Subsidiaries, nor, to the Company's Knowledge, any former Subsidiary or prior owner or operator of the Leased Real Property (including formerly leased property) has generated, disposed of, or arranged for the disposal of any Hazardous Material except in compliance with Environmental Law, except for such non-compliances that would not, individually or in the aggregate, have a Company Material Adverse Effect.

         (h) Neither the Company nor any of its present Subsidiaries or, to the Knowledge of the Company, former Subsidiaries has, and, to the Knowledge of the Company, no other entity whose liability therefor, in whole or in part, may be attributed to the Company or its present or former Subsidiaries, disposed of any Hazardous Material at any location which is identified on the current or proposed (i) National Priorities List under 40 C.F.R. 300 Appendix B or (ii) similar state priority list.

         (i) To the Knowledge of the Company, the Company has made available to Parent all material environmental studies and reports and other records pertaining to the Owned Real Property or the Leased Real Property (including formerly owned real property or leased property), and the operations conducted thereon, that are in the Company's possession.

         (j) The representations and warranties set forth in this Section 4.30 and in Section 4.16(a)((xvi) shall be the exclusive representations and warranties with respect to environmental matters, including, but not limited to, Environmental Permits and Environmental Laws.

         Section 4.31 Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of all directors present (a) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) approved the Merger in accordance with the applicable provisions of the Delaware Corporation Law and
(c) recommended the approval of this Agreement and the Merger by the holders of the Company Common Stock and directed that the Merger be submitted for consideration by the Company's stockholders at the Company Meeting.

         Section 4.32 Opinion of Financial Advisor. The Board of Directors of the Company has received, on the date of this Agreement, the oral opinion of Janney Montgomery Scott, to be confirmed in writing, to the effect that, as of such date and subject to the assumptions and qualifications contained therein, the Exchange Ratio or, if applicable, the Cash Consideration in the Merger is fair to the holders of the Company Common Stock from a financial point of view. A copy of the written opinion of Janney Montgomery Scott will be delivered to Parent as soon as practicable after the date of this Agreement.

         Section 4.33 Status of Certain Employment and Other Agreements. The Company has provided to Parent a true and correct copy of the employment agreement, severance agreement or similar agreement between the Company or one of its Subsidiaries, as applicable, and each person listed in Exhibit F, and each such agreement is as of the date of this Agreement in full force and effect.

         Section 4.34 Rights Agreement. The Company has amended the Rights Agreement dated as of July 31, 1997 between Company and Registrar and Transfer Company (the "Rights Agent") (the "Rights Agreement") to exclude Parent, and Sub as Acquiring Persons (as that term is defined in the Rights Agreement), and accordingly, the Company has taken all action necessary to ensure that, so long as this Agreement shall not have been terminated pursuant to Article XII, no Rights (as that term is defined in the Rights Agreement) have been exercised or are exercisable in connection with the execution and delivery of this Agreement or the consummation of the Merger. A copy of the executed amendment to the Rights Agreement is attached hereto as Exhibit D. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of all directors present, approved such amendment to the Rights Agreement.

         Section 4.35 Stockholders Agreement. The Stockholders Agreement dated as of July 31, 1997 among the Company and the parties who are signatories thereto has been terminated and a copy of the termination agreement, executed by all parties to such Stockholders Agreement is attached hereto as Exhibit E. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of all directors present, approved the termination of such Stockholders Agreement.

         Section 4.36 Customer Relationship. Section 4.36 of the Company Disclosure Schedule contains a list of all contracts, agreements, arrangements or correspondence, formal or informal, by the Company or its Subsidiaries, with the entities listed on Schedules 1 and 2, and the Company's or its Subsidiaries' internal policies and procedure manuals, guidelines or schedules, relating to the terms of their relationship with such customers including, but not limited to, pricing, rebates and slotting fees. Neither the Company nor any of its Subsidiaries has received any notice (written or verbal) from any of the entities listed on Schedules 1 and 2 of a change or intention to change the terms of their relationship with the Company or any of its Subsidiaries, including, but not limited to a termination of the relationship, and a material change in rebates or slotting fees. None of the entities listed in Schedule 2 to this Agreement has expressed since January 1, 2001 an intention to reduce materially the amount of business that it does with the Company so that, after taking into account any increases in sales to these and other customers, it is reasonably likely that the Hillman Subsidiary's aggregate level of annual sales will be materially reduced relative to the level in effect on the date hereof.

         Section 4.37 Inventory. All inventory of the Company and its Subsidiaries, required to be reflected in the Company Financial Statements in accordance with GAAP, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Company Financial Statements or on the accounting records of the Company or its Subsidiaries as of the Closing Date, as the case may be. All inventories are valued at the lower of cost or market on a principally first in, first out basis. The quantities of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, including reserves, but are reasonable in the present circumstances of the Company and its Subsidiaries.


                                    ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub represent and warrant to the Company that, except as set forth in the disclosure schedule attached hereto (the "Parent Disclosure Schedule"), which Parent Disclosure Schedule and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article
V:

         Section 5.1 Execution and Delivery. Each of Parent and Sub has the corporate power and authority to enter into this Agreement and each other agreement, document or instrument contemplated hereby or to be delivered in connection herewith to which such person is a party (the "Parent Documents") and to carry out its respective obligations hereunder and thereunder. The execution, delivery and performance by Parent and Sub of this Agreement and the Parent Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Parent and Sub, as applicable (and, in the case of this Agreement, by the Board of Directors of Sub and by Parent as the sole stockholder of Sub). This Agreement constitutes the valid and binding obligation of Parent and Sub and the Parent Documents will constitute the valid and binding obligations of Parent and Sub, when executed by such person, in each case, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or the Parent Documents and the transactions contemplated hereby and thereby.

         Section 5.2 Consents and Approvals. The execution and delivery by Parent and Sub of this Agreement and the Parent Documents to which such person is a party, the performance by Parent and Sub of their respective obligations hereunder and thereunder and the consummation by Parent and Sub of the transactions contemplated hereby and thereby do not require Parent or Sub to obtain any consent, approval or action of, or make any filing or registration with or give any notice to, any Governmental Entity, other than (i) in connection, or in compliance, with the provisions of the H-S-R Act and any similar law applicable in a non-United States jurisdiction, and, if applicable, the Securities Act, the Exchange Act, the 1940 Act and the corporation, securities or blue sky laws or regulations of various states, all of which will be duly obtained or made, as the case may be, on or prior to the Closing, and will be in full force and effect on the Closing Date, (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware and (iii) as to which the failure to so obtain, file or register would not have a Parent Material Adverse Effect.

         Section 5.3 No Breach. Assuming the filings, registrations, consents and approvals referred to in Section 5.2 are duly made or effected, the execution, delivery and performance by Parent and Sub of this Agreement and the Parent Documents to which either is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (i) violate any provision of the Certificate of Incorporation or By-Laws of Parent or Sub; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of or loss of material rights under, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement or instrument to which Parent or any of its Subsidiaries is a party or by or to which the assets or properties of Parent or any of its Subsidiaries may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any Governmental Entity against, or binding upon, or any agreement with, or condition imposed by, any Governmental Entity binding upon, Parent or any of its Subsidiaries, or the securities, assets or business of Parent or any of its Subsidiaries; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Parent or any of its Subsidiaries, or to the securities, assets or business of Parent or any of its Subsidiaries; (v) result in the creation or imposition of any lien or other encumbrance or the acceleration of any indebtedness or other obligation of Parent or any of its Subsidiaries; or (vi) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit of Parent or any of its Subsidiaries; except in the case of (ii) through (vi) for violations, conflicts, breaches, defaults, modifications, loss of rights, impairments, liens or other encumbrances that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

         Section 5.4 SEC Documents; Financial Statements. (a) Parent has filed and will file with the SEC all forms, reports, schedules, statements, exhibits and other documents (collectively, the "Parent SEC Documents") required to be filed on or before the date hereof or the Closing Date, respectively, by it under the Securities Act or the Exchange Act. Parent has furnished or made available to the Company true and correct copies of all Parent SEC Documents filed by Parent since January 1, 1999 and will promptly furnish to the Company any other Parent SEC Document filed by or on behalf of Parent with the SEC from the date hereof to the Closing Date. At the time filed, the Parent SEC Documents filed by Parent since January 1, 1999 (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or Exchange Act, as the case may be.

         (b) The audited consolidated financial statements of Parent for the three years ended on December 31, 2000, together with the reports and opinions thereon of Arthur Andersen LLP, which are included in the Parent SEC Documents and have previously been delivered to the Company and the unaudited consolidated financial statements of Parent as of and for the three months ended March 31, 2001 (the "Parent Interim Financial Statements"), which are included in the Parent SEC Documents and have been previously delivered to the Company, are collectively referred to herein as the "Parent Financial Statements". The Parent Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; and fairly present, in all material respects, on a consolidated basis, the financial position of Parent at the respective balance sheet dates specified therein, and the results of its operations for each of the periods then ended, and were prepared in conformity with GAAP applied on a consistent basis, except as otherwise disclosed therein and, subject, in the case of the Parent Interim Financial Statements, to normal recurring year-end adjustments, the absence of footnote disclosures, and any other adjustments described therein.

         Section 5.5 Shares of Parent Common Stock. The shares of Parent Common Stock will, when issued and delivered to the Company stockholders pursuant to
Section 3.1A(a), be duly authorized, validly issued, fully paid, non-assessable, and free of all liens and other encumbrances of any kind or nature whatsoever.

         Section 5.6 Organization, Standing and Authority of Parent and Sub. Each of Parent and Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware (in the case of Sub) or Maryland (in the case of Parent), and has all requisite power and authority to own, lease and operate its assets, properties and businesses and to carry on its businesses as now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of such activities make such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Parent Material Adverse Effect. Sub has not engaged in any business (other than certain organizational matters) since the date of its incorporation. The copies of the Certificate of Incorporation and By-Laws of Parent and Sub included as part of

Section 5.6 of the Parent Disclosure Schedule constitute accurate and complete copies of such organizational instruments and accurately reflect all amendments thereto through the date hereof.

         Section 5.7 Capitalization. (a) The authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock, par value $0.0001 per share. As of June 15, 2001, there were 91,517,429 shares of Parent Common Stock outstanding and there have been no material changes in such numbers through the date hereof. As of the date hereof, there are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which Parent's stockholders may vote. All outstanding shares of Parent Common Stock are duly authorized and are validly issued, fully paid and nonassessable.

         (b) The authorized capital stock of Sub consists of 1,000 shares of Sub Common Stock, all of which are duly authorized, validly issued, fully paid and nonassessable.

         Section 5.8 Brokerage. No broker, agent or finder has acted, directly or indirectly, for Parent or Sub, nor have Parent and Sub incurred any obligation to pay any brokerage fees, agent's commissions or finder's fee or commission in connection with the transactions contemplated by this Agreement.

         Section 5.9 Information in Disclosure Documents. None of the information supplied by Parent or Sub for inclusion in the Registration Statement (if applicable) and the Proxy Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this provision shall not apply to statements or omissions in the Registration Statement or Proxy Statement based upon information furnished by the Company for use therein. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder. No representation or warranty made by Parent contained in this Agreement and no statement contained in any certificate delivered pursuant to Article VII or any exhibit to this Agreement and the Parent Disclosure Schedule, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         Section 5.10 No Material Adverse Change. Since December 31, 2000, there has not been any change, event, occurrence or state of facts that has caused, or would reasonably be expected to cause, a Parent Material Adverse Effect.

         Section 5.11 Sub Action. The Board of Directors of Sub (at a meeting duly called and held) has by the requisite vote of all directors present approved the Merger in accordance with the provisions of Section 251 of the Delaware Corporation Law. The sole stockholder of Sub has taken all actions necessary to adopt the Merger.

         Section 5.12 Options and Other Stock Rights. Except for options to purchase Parent Common Stock outstanding under Parent's Amended Stock Option Plan, as amended to date, there is no (i) outstanding option, warrant, call, unsatisfied preemptive right or other agreement of any kind to purchase or otherwise to receive from Parent any of the outstanding, authorized but unissued, unauthorized or treasury shares of Parent Common Stock, Parent Preferred Stock or any other equity security of the Parent (other than promissory notes not convertible into equity interests), (ii) outstanding equity security of any kind convertible into any equity security of Parent, and (iii) outstanding contract or other agreement to purchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock or any other equity security of Parent.

         Section 5.13 Liabilities. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that is required by GAAP to be reflected or reserved for on the financial statements of the Parent, except (a) liabilities or obligations disclosed or reserved against in the audited consolidated financial statements of Parent as of and for the fiscal year ended December 31, 2000 and the Parent Interim Financial Statements included in the Parent SEC Documents or disclosed in the footnotes thereto or otherwise disclosed in Parent's 2000 Form 10-K or Form 10Q for the three months ended March 31, 2001, and (b) liabilities or obligations which do not, individually or in the aggregate, have a Parent Material Adverse Effect.

         Section 5.14 Compliance with Laws. To the Knowledge of Parent, Parent is not in violation of any applicable order, judgment, injunction, award or decree, law, ordinance or regulation or any other requirement of any Governmental Entity applicable to Parent or any of its businesses except for violations which would not, individually or in the aggregate, have a Parent Material Adverse Effect; Parent has not received written notice, or to the Knowledge of Parent, any other notice that any such material violation has been alleged or is being investigated. This Section 5.14 shall not apply to Taxes.

         Section 5.15 Permits. To the Knowledge of Parent (i) Parent has obtained all Permits that are necessary for the ownership and conduct of its businesses as presently conducted or currently proposed to be conducted, other than any Permits, the absence of which would not, individually or in the aggregate, have a Parent Material Adverse Effect; (ii) such Permits are in full force and effect and are sufficient for the ownership and conduct of such businesses as presently conducted; (iii) no violations exist or have been recorded in respect of any Permit, except violations which would not, individually or in the aggregate, have a Parent Material Adverse Effect; and
(iv) no proceeding is pending or threatened, that would suspend, revoke or limit any Permit, except proceedings which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

         Section 5.16 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its directors, officers or employees (in their capacities as such). Except as disclosed in the Parent SEC Documents, as of the date of this Agreement there is no Proceeding which is pending or, to Parent's Knowledge, threatened against or involving Parent, any of its Subsidiaries, or any of their directors, officers or employees (in their capacities as such) or properties, capital stock or assets, except where the failure of any of the foregoing to be true does not individually or in the aggregate have a Parent Material Adverse Effect.

         Section 5.17 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind or entered into any agreement or arrangement with any person.

         Section 5.18 Taxes. Parent (i) has duly and timely filed (or there have been filed on Parent's behalf) accurate and complete copies of all Tax Returns required to be filed (after taking into account all available extensions), (ii) has timely paid or adequately provided for in accordance with GAAP all Taxes due in respect of the periods covered by such Tax Returns, and (iii) has withheld and, if due, paid all Taxes required to have been withheld and, if due, paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.


                                   ARTICLE VI
                            COVENANTS AND AGREEMENTS

         Each of Parent, Sub and the Company (as applicable) covenant and agree as follows:

         Section 6.1 Conduct of Business. Prior to the Effective Time, except as set forth in Section 6.1 of the Company Disclosure Schedule or unless Parent shall otherwise agree in writing:

                  (i) The Company shall, and shall cause its Subsidiaries to, carry on their respective business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall use its reasonable efforts to preserve and cause its Subsidiaries to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. The Company shall and shall cause its Subsidiaries to (i) maintain insurance coverages and their books, accounts and records in the usual manner consistent with prior practices; (ii) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its Subsidiaries; (iii) maintain and keep their properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (iv) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would result in a Company Material Adverse Effect. The Company shall cause its management and that of its Subsidiaries to consult on a regular basis and in good faith with the employees and representatives of Parent concerning the business of the Company and its Subsidiaries and shall promptly advise Parent of any reduction in the prices charged to customers, or increases in the rate of rebates payable to customers or slotting fees payable to distributors. The Company shall not, and shall cause its Subsidiaries not to make, or commit to make in the future, any reduction in the prices charged to customers, or increase the rate of rebates payable to customers or slotting fees payable to distributors except in the ordinary course of business.

                  (ii) The Company shall not and shall cause its Subsidiaries not to undertake any of the actions specified in Section 4.27 irrespective of any exception for items (i) required by such Section
         4.27 to be disclosed on the Company Disclosure Schedule, or (ii) set forth in the Company SEC Documents.

         Section 6.2 Litigation Involving the Company. Prior to the Closing Date, the Company shall notify Parent of any actions or proceedings of the type required to be described in Sections 4.15, 4.29 or 4.30 of the Company Disclosure Schedule that are threatened or commenced against the Company, any of its Subsidiaries, or against any officer or director, property or asset of the Company, or with respect to the Company's affairs, promptly upon the Company becoming aware thereof, and of any requests of the Company or, to the Knowledge of the Company, any Company stockholder, for additional information or documentary materials by any Governmental Entity in connection with the transactions contemplated hereby promptly upon the Company becoming aware thereof. As to compliance with such requests for such information, the Company shall consult with and obtain the consent of Parent, which consent shall not be withheld unreasonably; provided that such consent shall be unnecessary where such information is required by law to be provided.

         Section 6.3 Continued Effectiveness of Representations and Warranties of the Parties. (a) From the date hereof through the Closing Date, (a) the Company shall use all reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties of the Company contained in Article IV shall continue to be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Company Material Adverse Effect or otherwise includes a concept of materiality) on and as of the Closing Date as if made on and as of the Closing Date, except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Company Material Adverse Effect or otherwise includes a concept of materiality) as of such date or period; (b) Parent and Sub shall use their respective reasonable efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Parent Material Adverse Effect or otherwise includes a concept of materiality) on and as of the Closing Date as if made on and as of the Closing Date, except: (i) that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Parent Material Adverse Effect or otherwise includes a concept of materiality) as of such date or period and (ii) if the Cash Election is made by Parent, then upon the date of the Cash Election, the representations and warranties contained in Sections 5.4(a), 5.5, 5.7, 5.12, 5.13, 5.14, 5.15, 5.16 and 5.18 shall, for all purposes of this Agreement terminate and shall have no further force or effect, as if such representations and warranties had never been contained in this Agreement; (c) the Company shall promptly notify Parent and Sub of any event, condition or circumstance occurring from the date hereof through the Closing Date of which the Company becomes aware that would cause any material revisions to the Company Disclosure Schedule provided by the Company pursuant to this Agreement, or that would constitute a violation or breach of this Agreement by the Company; and (d) Parent and Sub shall promptly notify the Company of any event, condition or circumstance occurring from the date hereof through the Closing Date of which it becomes aware that would cause any material revisions to the Parent Disclosure Schedule provided by Parent or Sub pursuant to this Agreement, or that would constitute a violation or breach of this Agreement by Parent or Sub. No such notification shall be deemed an amendment to the Disclosure Schedules to this Agreement, except as otherwise provided by this Agreement.

         (b) The Company agrees that on the Closing Date, it shall provide Parent with the written certification of Messrs. Maurice Andrien, Joseph Corvino, Max Hillman (only as to the Hillman Subsidiary of the Company), Rick Hillman (only as to the Hillman Subsidiary of the Company), Stephen Miller (only as to the Hillman Subsidiary of the Company), Justin Jacobi (only as to the SunSource Technology Services Subsidiary of the Company), Jim Waters (only as to the Hillman Subsidiary of the Company) and Chuck Freeman (only as to the SunSource Technology Services Subsidiary of the Company), each in his corporate capacity and not in his individual capacity, that each of them have reviewed all Company Disclosure Schedules and have concluded that, to his actual knowledge, they are accurate in all material respects.

         Section 6.4 Corporate Examinations and Investigations; Confidentiality.
(a) The Company shall cooperate with Parent as Parent shall reasonably request in connection with the Parent's due diligence review of the Company, including, but not limited to, Parent's continued due diligence review of Owned Real Property and Leased Real Property (including formerly leased property or property or assets formerly owned, operated or otherwise controlled, or occupied by the Company or its present or former Subsidiaries). Notwithstanding the foregoing, Parent will not contact, in connection with the transactions contemplated by the Agreement, any customers, suppliers or employees of the Company without obtaining the prior consent of the Company, which consent shall not be unreasonably withheld. Upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, afford to Parent and to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent, reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, personnel and records.

         (b) Prior to the Closing, and following any termination of this Agreement, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms. If this Agreement is not terminated, the Confidentiality Agreement shall expire and be of no further force or effect following the Effective Time.

         Section 6.5 Indemnification of Company Officers and Directors. (a) Parent agrees, for a period of six years following the Effective Time, not to amend the indemnification provisions set forth in the Certificate of Incorporation or By-Laws of the Surviving Corporation in a manner that would adversely affect the rights of the Company's officers, directors and employees to indemnification thereunder for events occurring prior to the Effective Time and agrees to cause the Surviving Corporation to fulfill and honor such obligations to the maximum extent permitted by law; provided, however, that nothing in this Section 6.5 shall prevent Parent from effecting any merger, reorganization or consolidation of the Surviving Corporation, so long as the successor in any such transaction assumes such obligations.

         (b) Parent shall cause to be maintained, for a period of not less than six (6) years after the Effective Time, all of Company's and its Subsidiaries' current directors' and officers' insurance and indemnification policies to the extent that such policies provide coverage for events occurring prior to the Effective Time (collectively, the "D&O Insurance") for all current or former directors, officers or employees of the Company or its Subsidiaries; provided, however, that Parent may, in lieu of maintaining such existing D&O Insurance as provided above, and shall, if the existing D&O Insurance expires or is terminated or canceled during such six (6) year period, cause comparable coverage to be provided under any policy maintained for the benefit of the directors, officers and employees of Parent or any of its Subsidiaries; and provided, further, that (i) the issuer thereof shall have a claims-paying rating at least equal to the issuer of the existing D&O Insurance; and (ii) the terms thereof shall be no less advantageous to the directors, officers and employees of Company and its Subsidiaries than the existing D&O Insurance.

         Section 6.6 Registration Statement/Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the preliminary Proxy Statement and, if applicable, a preliminary prospectus with respect to the Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC with respect to the preliminary proxy materials and after the furnishing by the Company and Parent of all information required to be contained therein, the Company shall file with the SEC the definitive Proxy Statement and Parent shall, if applicable, file with the SEC the Registration Statement and Parent and the Company shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

         Section 6.7 Compliance with the Securities Act. (a) If the Cash Election is not made by Parent, and is not deemed to be made pursuant to Section 3.1A(a)(1)(iii), then prior to the Effective Time the Company shall deliver to Parent a list of names and addresses of each person who, in the Company's reasonable judgment, is an affiliate within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (the "Affiliates").

         (b) The Company shall use its reasonable efforts to obtain a written agreement from each person who is identified as a possible Affiliate pursuant to clause (a) above, in the form previously approved by the parties and attached hereto as Exhibit 6.7(b), that he or she will not offer to sell, sell or otherwise dispose of any of the Parent Common Stock issued to him or her pursuant to the Merger, except in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act. The Company shall deliver such written agreements to Parent on or prior to the Effective Time.

         Section 6.8 NYSE Listing. If the Cash Election is not made by Parent, and is not deemed to be made pursuant to Section 3.1A(a)(1)(iii), then Parent shall use its reasonable efforts to list on the New York Stock Exchange the Parent Common Stock to be issued pursuant to the Merger.

         Section 6.9 Acquisition Proposals. (a) The Company agrees that neither it nor any of its Subsidiaries, nor any of the officers and directors of any of them shall, and that it shall direct and use its reasonable efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by them or any of their Subsidiaries) not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction, or any purchase of all or 10% or more of the assets or any equity securities of the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), it being understood that any such activities engaged in prior to the date of this Agreement do not violate this
Section 6.9. The Company further agrees that from and after the date hereof neither it nor any of its Subsidiaries nor any of the officers and directors of any of them shall, and that it shall direct and use its reasonable efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by them or any of their Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to a request therefor by a Person who has made a bona fide written Acquisition Proposal that was not solicited in violation of this Section 6.9(a) if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement; (C) engaging in any negotiations or discussions with any person who has made a bona fide written Acquisition Proposal that was not solicited in violation of this Section 6.9(a); or (D) recommending such an Acquisition Proposal to the shareholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (B), (C) or (D) above, the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is consistent with its directors' fiduciary duties under applicable law and (ii) in each case referred to in clause (C) or (D) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction or a combination of transactions more favorable to the Company's shareholders from a financial point of view than the transactions contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.9. The Company agrees that it will notify Parent by the end of the next business day following receipt if any such inquiries, proposals or offers relating to an Acquisition Proposal are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such person (unless disclosure of such name is precluded by the terms of the proposal or offer in question) and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

         (b) Notwithstanding anything in this Section 6.9 to the contrary, if, at any time prior to obtaining the Company stockholders' approval of the Merger, the Company's Board of Directors determines in good faith, on the basis of the advice of its financial advisors and outside counsel, in response to an Acquisition Proposal that did not result from a breach of Section 6.9(a), that such proposal is a Superior Proposal, the Company or its Board of Directors may terminate this Agreement if, and only if, the Company shall prior to or promptly following such termination enter into a definitive agreement containing the terms of a Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to this sentence, and any purported termination pursuant to this sentence shall be void and of no force or effect, unless the Company shall have complied with (i) all the provisions of this
Section 6.9, including the notification provisions in this Section 6.9, (ii) the following proviso, and (iii) the payment of the termination fee described in
Section 12.2(b) within the time period required by such Section; and provided further, however, that the Company shall not exercise its right to terminate this Agreement pursuant to this Section 6.9 until after three Business Days following Parent's receipt of written notice (a "Notice of Superior Proposal") advising Parent that the Company's Board of Directors has received such a Superior Proposal and that such Board of Directors will, subject to any action taken by Parent pursuant to this sentence, cause the Company to accept such Superior Proposal, specifying the material terms and conditions of such Superior Proposal and (unless disclosure of such name is precluded by the terms of the proposal or offer in question) identifying the person making such Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of such a Superior Proposal shall require an additional Notice of Superior Proposal and a new three Business Day period).

         Section 6.10 Parent and Sub Approvals. Parent and Sub shall take all reasonable steps necessary or appropriate to obtain as promptly as practicable all necessary approvals, authorizations and consents of any person or Governmental Entity required to be obtained by Parent and Sub to consummate the transactions contemplated hereby, and will cooperate with the Company in seeking to obtain all such approvals, authorizations and consents. Parent and Sub shall use all reasonable efforts to provide such information to such persons, bodies and authorities as such persons, bodies or authorities or the Company may reasonably request.

         Section 6.11 Company Approvals. The Company shall take all reasonable steps necessary or appropriate to obtain as promptly as practicable all necessary approvals, authorizations and consents of any third party or Governmental Entity required to be obtained by the Company to consummate the transactions contemplated hereby and will cooperate with Parent in seeking to obtain all such approvals, authorizations and consents. The Company shall use all reasonable efforts to provide such information to such persons, bodies and authorities as such persons, bodies and authorities or Parent may reasonably request.

         Section 6.12 Expenses. Except as otherwise specifically provided herein, Parent, Sub and the Company shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of investment bankers, agents, representatives, counsel and accountants. In any action, suit or proceeding under or to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and other out-of-pocket expenses from the losing party.

         Section 6.13 Further Assurances. (a) Each of Parent, Sub and the Company shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each of Parent, Sub and the Company shall use all reasonable efforts to cause all actions to effectuate the Closing for which such party is responsible under this Agreement to be taken as promptly as practicable, including using all reasonable efforts to obtain all necessary waivers, consents and approvals (including, but not limited to, if applicable, filings under the H-S-R Act and with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in each case, to proceed with the Merger as expeditiously as possible). Notwithstanding the foregoing, there shall be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by this Agreement if such action, either alone or together with another action, would result in a Company Material Adverse Effect or a Parent Material Adverse Effect.

         (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent and the Surviving Corporation shall take all such necessary action.

         Section 6.14 Hart-Scott-Rodino. Each of the Company and Parent (i) shall file, and shall cause their "ultimate parent entities" to file, as soon as practicable a "Notification and Report Form For Certain Mergers and Acquisitions" under the H-S-R Act or any similar law applicable in a non-United States jurisdiction, with respect to the Merger and the transactions contemplated hereby, (ii) shall use all reasonable efforts to obtain the required approval under the H-S-R Act or any such similar law, and (iii) will comply at the earliest practicable date with any request for additional information received by it from the FTC or Justice or any similar agency pursuant to the H-S-R Act or any such similar law.

         Section 6.15 Updating Schedules. In connection with the Closing, Parent, Sub and the Company will, promptly upon becoming aware of any fact requiring supplementation or amendment of the Parent Disclosure Schedule (in the case of Parent or Sub) or the Company Disclosure Schedule (in the case of the Company), supplement or amend the applicable Disclosure Schedules to reflect any matter which, if existing, occurring or known on the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules which was or has been rendered inaccurate thereby. No such supplement or amendment to the Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Articles VII, VIII and IX hereof, or the compliance by any party hereto with its covenants and agreements set forth herein. Notwithstanding anything in this Section 6.15 to the contrary, if the Cash Election is made by Parent, then on and after the date the Cash Election is made, Parent shall have no obligation to supplement or amend the Disclosure Schedules applicable to Sections 5.4(a), 5.5, 5.7, 5.12, 5.13, 5.14, 5.15, 5.16 and 5.18 of this Agreement.

         Section 6.16 Stock Options. The Company shall take all action necessary in accordance with the terms of the Stock Option Plan to provide written notice to each Grantee (as that term is defined in the Stock Option Plan) of the Merger and to require that all Grantees surrender their outstanding Company Stock Options (other than Rollover Options) in exchange for a payment by the Company in Company Common Stock in an amount for each Company Stock Option equal to the amount by which $10.375, or, if the provisions of Article IIIA are effective, the product of Average Parent Company Stock Price and the Exchange Ratio, or Adjusted Exchange Ratio, whichever is applicable, exceeds the exercise price (as that term is defined in the Stock Option Plan) of the Company Stock Options.

         Section 6.17 Voting Agreement. The Company shall take no action which will result in termination, amendment, waiver or modification of any provision of or otherwise interfere with or frustrate the purpose of the Voting Agreement.

         Section 6.18 Company Recapitalization. The Company shall use all reasonable efforts to consummate the Company Recapitalization prior to the Effective Time, including the obtaining of the necessary consents of the Company's stockholders thereto.

         Section 6.19 Subordinated Debt. At or prior to the Effective Time, Parent will lend the Surviving Corporation $10,000,000 in subordinated debt.

         Section 6.20 Warrant. (a) If the Cash Election is made pursuant to
Article IIIB of this Agreement, or deemed to be made pursuant to Section 3.1A(a)(1)(iii), then immediately prior to the Company Recapitalization if Parent and the Company shall determine that the conditions precedent to the Merger specified in Articles VII, VIII and IX have been or will promptly be satisfied or waived, Parent shall exercise the Warrant and the Company shall deliver the Warrant Shares (as defined in the Warrant) to Parent. Immediately following the exercise of the Warrant, Parent shall sell to the Company and the Company shall purchase from Parent 121,524 Warrant Shares at a cash price of $10.375 per share (the "Warrant Share Purchase").

         (b) If the Cash Election is not made and not deemed to be made, then immediately prior to the Company Recapitalization if Parent and Company shall determine that the conditions precedent to the Merger specified in Articles VII, VIII and IX have been or will promptly be satisfied or waived, Parent shall exercise the Warrant in part, on a cashless basis pursuant to Section 11 of the

Warrant and receive that number of Warrant Shares equal to the quotient obtained by dividing: A by B, where:

                  A    =    $1,693,217

                  B    =    the product of the Average Parent Common Stock Price
                            and the Exchange Ratio or Adjusted Exchange Ratio, whichever is applicable.

         Any unexercised portion of the Warrant shall remain in effect at the Effective Time without any change in the terms and conditions of the Warrant as in effect prior to the Effective Time.

         Section 6.21 Tax-Free Reorganization. Unless the Cash Election is made pursuant to Article IIIB of this Agreement, or deemed to be made pursuant to
Section 3.1A(a)(1)(iii), each of Parent, Sub, and the Company shall take all necessary actions to obtain tax-free reorganization treatment of the Merger under Section 368(a) of the Code and shall not take any action or any reporting position that is inconsistent with such treatment, except pursuant to or following a "determination" defined in Section 1313 of the Code, that the Merger is not entitled to such treatment. Notwithstanding the prior sentence, the parties agree that Parent, Sub, and the Company may engage in the transactions contemplated by this Agreement or described in Exhibits G and H.


                                   ARTICLE VII
                 CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION
                              TO EFFECT THE MERGER

         The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by them, to the extent permitted by law:

         Section 7.1 Company Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Company's stockholders.

         Section 7.2 Listing of Shares. If the Cash Election is not made by Parent, and not deemed to have been made pursuant to Section 3.1A(a)(1)(iii), the shares of Parent Common Stock issuable in the Merger shall have been approved for listing on the New York Stock Exchange.

         Section 7.3 Hart-Scott-Rodino. All applicable waiting periods with respect to any "Notification and Report Form For Certain Mergers and Acquisitions" required to be filed by Parent, the Company or any of their "ultimate parent entities" in compliance with the H-S-R Act or any similar law applicable in a non-United States jurisdiction in connection with the transactions contemplated hereby shall have passed, or early termination of such waiting periods shall have been granted.

         Section 7.4 Effectiveness of Registration Statement. If the Cash Election is not made by Parent, and not deemed to have been made pursuant to
Section 3.1A(a)(1)(iii), the Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect.

         Section 7.5 No Injunctions or Restraints, Illegality. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Governmental Entity to restrain, modify or prevent the carrying out of the transactions contemplated hereby. No law, rule or regulation shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order, decree or ruling issued by a court or other Government Entity of competent jurisdiction shall be in effect having the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger or limiting or restricting Parent's conduct or operation of the business of the Company or its Subsidiaries after the Merger.


                                  ARTICLE VIII
                    CONDITIONS PRECEDENT TO THE OBLIGATION OF
                       PARENT AND SUB TO EFFECT THE MERGER

         The obligation of Parent and Sub to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following additional conditions, any one or more of which may be waived by them, to the extent permitted by law:

         Section 8.1 Representations and Covenants. The representations and warranties of the Company contained in this Agreement (including those contained in the Company Disclosure Schedule) shall be true and correct on the date hereof and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, (except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct as of such date or period), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality or Company Material Adverse Effect limitations therein) would not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company stockholders who are parties to the Voting Agreement shall have performed and complied, respectively, in all material respects with all covenants (except for Section 6.16 which shall be performed in all respects) and agreements required by this Agreement and the Voting Agreement to be performed or complied with by the Company or such Company stockholders on or prior to the Closing Date. The Company shall have delivered to Parent and Sub certificates, dated the Closing Date, and signed by an Executive Officer of the Company to the foregoing effect.

         Section 8.2 Absence of Material Adverse Change. Since the date hereof, there shall not have been any change, event, occurrence or state of facts that has caused or would reasonably be expected to cause a Company Material Adverse Effect.

         Section 8.3 Effectiveness of Employment Agreements. On the Closing Date, the Employment Agreements shall be in full force and effect without any change from the form delivered to Parent on the date of this Agreement, and no employee thereunder shall have expressed an intention not to perform such Employment Agreement in accordance with its terms unless he has, as of the Closing Date, confirmed his intention to perform such Employment Agreement.

         Section 8.4 Receipt of Certificates. On or prior to the Closing Date, Parent shall have received the Certificates required by Section 6.3(b) of this Agreement.

         Section 8.5 Company Recapitalization. The Company Recapitalization shall have been consummated no later than the Effective Time of the Merger.

         Section 8.6 Section 1445 Certification. Parent shall have received on or before the Closing Date, pursuant to Treas. Reg.ss.1.1445-2(c)(3), a copy of a statement issued by the Company complying with the requirements of Treas. Reg.ss.1.897-2(h) and certifying that the interests in the Company being acquired in the Merger are not U.S. real property interests.

         Section 8.7 Purchase of Warrant Shares. The Company shall have delivered the Warrant Shares pursuant to Section 6.20(a), or if applicable, the number of Warrant Shares calculated pursuant to Section 6.20(b) upon exercise of the Warrant by Parent and, if the Cash Election is made pursuant to Article IIIB of this Agreement, or deemed to be made pursuant to Section 3.1A(a)(1)(iii), shall have consummated the Warrant Share Purchase.

         Section 8.8 Dissenters. The holders of not more than ten percent (10%) of the outstanding shares of the Company Common Stock are Dissenting Shares.


                                   ARTICLE IX
            CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO
                                EFFECT THE MERGER

         The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following additional conditions, any one or more of which may be waived by the Company, to the extent permitted by law:

         Section 9.1 Representations and Covenants. The representations and warranties of Parent and Sub contained in this Agreement (including those contained in the Parent Disclosure Schedule) except for the representations and warranties contained in Sections 5.4(a), 5.5, 5.7, 5.12, 5.13, 5.14, 5.15, 5.16
and 5.18 if the Cash Election is made by Parent shall be true and correct on the date hereof and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, (except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct as of such date or period), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality or Parent Material Adverse Effect limitations therein) would not have, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent and Sub shall have performed and complied in all material respects with all applicable covenants and agreements required by this Agreement to be performed or complied with by Parent or Sub on or prior to the Closing Date. Parent and Sub shall have delivered to the Company certificates of an Executive Officer of Parent and Sub, dated the Closing Date, to the foregoing effect.

         Section 9.2 Absence of Material Adverse Change. Since the date hereof, there shall not have been any change, event, occurrence or state of facts that has caused or would reasonably be expected to cause a Parent Material Adverse Effect.

         Section 9.3 Tax Opinion. Unless the Cash Election is made pursuant to
Article IIIB or deemed to be made pursuant to Section 3.1A(a)(1)(iii) of this Agreement, the Company shall have received the opinion of Morgan, Lewis & Bockius LLP, counsel to the Company (or, if such counsel does not render such opinion, such other counsel as shall be reasonably acceptable to the Company), based on the representations of the Company, Parent and Sub, (which representations shall be in substantially the form attached hereto as Exhibits G and H, respectively), to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and such opinion shall not have been withdrawn or modified in any material respect. On and after June 29, 2001, the Company may not waive this condition (unless waived prior to such time) without the consent of Parent.


                                    ARTICLE X
                                     CLOSING


                              INTENTIONALLY OMITTED


                                   ARTICLE XI
           NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                                   AGREEMENTS

         Section 11.1 Non-Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Parent and Sub to investigate fully the affairs of the Company, or any right of the Company to investigate fully the accuracy of the representations and warranties of Parent and Sub, and notwithstanding any knowledge of facts determined or determinable by Parent, Sub or the Company, as the case may be, pursuant to such investigation or right of investigation, Parent, Sub and the Company, as the case may be, have the right to rely fully upon the representations, warranties, covenants and agreements of the Company, Parent and Sub, as the case may be, contained in this Agreement. No representations, warranties, covenants or agreements in this Agreement, except the covenants and agreements contained in Articles I, II, IIIA or IIIB, whichever is applicable, XIII and XIV and Sections 6.5 and 6.12, shall survive the Effective Time.

                                   ARTICLE XII
                            TERMINATION OF AGREEMENT

         Section 12.1 Termination. This Agreement may be terminated prior to the Closing as follows:

         (a) by either Parent or the Company if the Merger shall not have been consummated on or before December 31, 2001; provided, however, that the right to terminate under this Section 12.1(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

         (b) by either Parent or the Company if a court or other Governmental Entity of competent jurisdiction shall have issued an order (which order the parties shall use reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement, and such order shall have become final and nonappealable;

         (c) by the Company if any of the conditions specified in Article VII or IX have not been met or waived by the Company at such time as any such condition is no longer capable of satisfaction;

         (d) by Parent if any of the conditions specified in Article VII or VIII have not been met or waived by Parent at such time as any such condition is no longer capable of satisfaction;

         (e) by Parent if the Company or the Company stockholders who are parties to the Voting Agreement shall have breached any of their respective obligations under Article VI of this Agreement or the Voting Agreement in any material respect and such breach continues for a period of ten days after the receipt of notice of the breach from Parent;

         (f) by the Company if Parent or Sub shall have breached any of their respective obligations under Article VI of this Agreement in any material respect and such breach continues for a period of ten days after the receipt of notice of the breach from the Company;

         (g) by the Company if its Board of Directors, in the exercise of its fiduciary duties, accepts an Acquisition Proposal in accordance with Section 6.9;

         (h) at any time on or prior to the Closing Date, by mutual written consent of Parent, Sub and the Company.

         Section 12.2 Effect of Termination. (a) Subject to Section 12.2(b), if this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and be of no further force and effect and there shall be no obligation on the part of Parent,

Sub or the Company, except for the provisions of this Agreement relating to the obligations of parties under Sections 6.4(b), 6.12, 12.1 and 12.2(b) and Articles XIII and XIV. None of the parties hereto shall have any liability in respect to a termination of this Agreement prior to Closing, except to the extent that termination results from the intentional, willful or knowing violation of the representations, warranties, covenants or agreements of such party under this Agreement and except as provided in Section 12.2(b) hereof.

         (b) In the event that this Agreement is terminated by the Company pursuant to Section 12.1(g), then the Company shall, promptly, but in no event later than one Business Day after the date of such termination, pay to the Parent a termination fee of $2,270,000 payable by wire transfer of same day funds.


                                  ARTICLE XIII
                                   DEFINITIONS

         Section 13.1 Definitions. The following terms when used in this Agreement shall have the following meanings:

"Acquisition Proposal" has the meaning set forth in Section 6.9.

"Adjusted Exchange Ratio" has the meaning set forth in Section 3.1A(a)(1).

"Affiliate" (or "affiliates" as the context may require), with respect to any person, means any other person controlling, controlled by or under common control with such person.

"Affiliates" has the meaning set forth in Section 6.7(a).

"Agreement" has the meaning set forth in the preamble.

"Average Parent Company Stock Price" shall mean the average of the closing prices of Parent Common Stock on the New York Stock Exchange Composite Transactions Reporting System, as reported in the Wall Street Journal, for the twenty (20) trading days immediately preceding the fifth trading day prior to the Effective Time.

"Base Stock Price" shall mean the average of the closing prices of Parent Common Stock on the Nasdaq National Market or the New York Stock Exchange Composite Transactions Reporting System, whichever is applicable, as reported in the Wall Street Journal, for the twenty (20) trading days immediately preceding the second trading day prior to the date of this Agreement.

"Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in the District of Columbia are obligated by law or executive order to close.

"Canceled Company Stock" has the meaning set forth in Section 3.1A(a)(1) or 3.1B(a)(1), whichever is applicable.

"Cash Consideration" has the meaning set forth in Section 3.1B(a).

"Cash Election" has the meaning set forth in Article IIIB or Section 3.1A(a)(1)(iii), if applicable.

"Certificates" has the meaning set forth in Section 3.2A(a) or 3.2B(b), whichever is applicable.

"Closing" has the meaning set forth in Section 1.2.

"Closing Date" has the meaning set forth in Section 1.2.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" has the meaning set forth in the preamble.

"Company Audited Financial Statements" has the meaning provided in Section 4.10.

"Company Common Stock" means, the common stock of the Company, having a par value of $.01 (one cent) per share. The term "Company Common Stock" does not include the Company New Preferred Stock.

"Company Disclosure Schedule" has the meaning set forth in the preamble to
Article IV.

"Company Documents" has the meaning set forth in Section 4.1.

"Company Financial Statements" has the meaning set forth in Section 4.10.

"Company Interim Financial Statements" has the meaning set forth in Section
4.10.

"Company Material Adverse Effect" means (a) a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities, or operations of (i) the Company and its Subsidiaries, taken as a whole, or (ii) the Hillman Subsidiary, taken individually, or (b) a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby, but excluding from such definition any change, effect, event, occurrence or state of facts resulting from or arising in connection with (A) changes in economic, regulatory or political conditions generally, (B) the United States securities markets, (C) changes or conditions generally affecting the industries in which the Company or its Subsidiaries operate, or (D) this Agreement, the transactions contemplated hereby or the announcement thereof.

"Company Meeting" has the meaning set forth in Section 3.6A, or 3.6B, whichever is applicable.

"Company Recapitalization" means a recapitalization of the Company immediately prior to the Effective Time, pursuant to which (A) each of the following individuals will purchase a number of shares of Company Common Stock (subject to adjustment as specified in the second sentence of the definition) from Parent (which Parent will own pursuant to Section 6.20) pursuant to the terms of the Equity Purchase Agreements as follows: (i) Max Hillman will purchase 23,202 shares of Company Common Stock for $240,717 cash, (ii) Richard Hillman will purchase 41,205 shares of Company Common Stock for $427,500 cash, (iii) Gary Seeds will purchase 2,410 shares of Company Common Stock for $25,000 cash, (iv) Terry Rowe will purchase 3,855 shares of Company Common Stock for $40,000 cash,
(v) Jim Waters will purchase 2,410 shares of Company Common Stock for $25,000 cash, (vi) Dennis Blake will purchase 24,096 shares of Company Common Stock for $250,000 cash, (vii) Rick Buller will purchase 2,410 shares of Company Common Stock for $25,000 cash, (viii) Ken Foskey will purchase 2,410 shares of Company Common Stock for $25,000 cash, (ix) John McDonnell will purchase 57,831 shares of Company Common Stock for $600,000 cash, and (x) John Marshall will purchase 3,373 shares of Company Common Stock for $35,000 cash, (B) the Company New Preferred Stock will be created, (C) each of the following individuals will purchase a number of shares of the Company New Preferred Stock as follows: (i) Maurice Andrien will contribute 19,880 shares of Company Common Stock for 19,880 shares of Company New Preferred Stock, (ii) Joseph Corvino will contribute 8,711 shares of Company Common Stock for 8,711 shares of Company New Preferred Stock,
(iii) Max Hillman will contribute 55,422 shares of Company Common Stock for 55,422 shares of Company New Preferred Stock, (iv) Steve Miller will contribute 20,000 shares of Company Common Stock for 20,000 shares of Company New Preferred Stock, (v) Richard Hillman will contribute 41,205 shares of Company Common Stock for 41,205 shares of Company New Preferred Stock, (vi) Gary Seeds will contribute 2,410 shares of Company Common Stock for 2,410 shares of Company New Preferred Stock, (vii) Terry Rowe will contribute 3,855 shares of Company Common Stock for 3,855 shares of Company New Preferred Stock, (viii) Jim Waters will contribute 2,410 shares of Company Common Stock for 2,410 shares of Company New Preferred Stock, (ix) Dennis Blake will contribute 24,096 shares of Company Common Stock for 24,096 shares of Company New Preferred Stock, (x) Rick Buller will contribute 2,585 shares of Company Common Stock for 2,585 shares of Company New Preferred Stock, (xi) Ken Foskey will contribute 2,410 shares of Company Common Stock for 2,410 shares of Company New Preferred Stock, (xii) John McDonnell will contribute 57,831 shares of Company Common Stock for 57,831 shares of Company New Preferred Stock, and (xiii) John Marshall will contribute 3,373 shares of Company Common Stock for 3,373 shares of Company New Preferred Stock.

The amount of cash and number of shares indicated above are calculated using the Cash Election price of $10.375. If the provisions of Article IIIA are effective, then (i) the actual amounts of shares of Company Common Stock to be purchased for cash shall, for each respective individual named in clause (A) of the preceding sentence, be equal to the quotient obtained by dividing A by B where A= the amount of cash shown in such clause (A) with respect to such individual and B= the product of the Average Parent Common Stock Price and the Exchange Ratio or Adjusted Exchange Ratio, whichever is applicable and (ii) the number of shares of Company Common Stock to be contributed by such individual pursuant to clause (B) of the preceding sentence, as well as the number of shares of New Preferred Stock to be issued pursuant to such clause (B) shall be reduced or increased accordingly.

"Company SEC Documents" has the meaning set forth in Section 4.10.

"Company Stock Option" means any option for the purchase of Company Common
Stock.

"Company Trust Preferred Securities" means the 11.6% Trust Preferred Securities of SunSource Capital Trust.

"Company Warrant" means any warrant for the purchase of Company Common Stock.

"Confidentiality Agreement" means the Mutual Non-Disclosure Agreement dated as of April 4, 2001 between Parent and the Company. "Confirmation" has the meaning set forth in Section 3.1A(d).

"Contracts and other agreements" mean all contracts, agreements, supply agreements, undertakings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments or other binding arrangements.

"Converting Stockholder" has the meaning set forth in Section 3.2A(a).

"Delaware Corporation Law" has the meaning set forth in Section 1.1.

"Distribution" means any distribution of cash, securities or property on or in respect of the Company Common Stock whether as a dividend or otherwise.

"Dissenting Shares" has the meaning set forth in Section 3.3B.

"D&O Insurance" has the meaning set forth in Section 6.5.

"Effective Time" has the meaning set forth in Section 1.3.

"Employment Agreements" means employment agreements, satisfactory in form and substance to Parent, between the Surviving Corporation (or its applicable Subsidiary), on the one hand, and Maurice Andrien, Joseph Corvino, Max Hillman and Steve Miller, respectively, on the other, to become effective at the Effective Time.

"Environmental Laws" means all applicable federal, state, and local laws, ordinances, rules, regulations, codes, duties under the common law or orders, including, without limitation, any requirements imposed under any Environmental Permits, licenses, judgments, decrees, agreements or recorded covenants, conditions, restrictions or easements, the purpose of which is to protect the environment.

"Environmental Permits" shall mean all Permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Laws in connection with the ownership, use and/or operation by the Company or its Subsidiaries of their properties.

"Equity Purchase Agreements" has the meaning set forth in the preamble.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Escrow Agreement" has the meaning set forth in the preamble.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations and rulings issued thereunder.

"Exchange Agent" shall mean American Stock Transfer Company.

"Exchange Ratio" has the meaning set forth in Section 3.1A(a)(1).

"Executive Officers" means, as to Parent and the Company, respectively, its chairman of the board, its president, its chief executive officer or its chief operating officer.

 "Family Member" means, with respect to any person, a parent, spouse, sibling or lineal descendent of such person.

"FTC" means the Federal Trade Commission or any successor agency or department.

"GAAP" means generally accepted accounting principles in the United States of America from time to time in effect.

"Governmental Entity" means (a) any international, foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

"Hazardous Materials" means (i) any substance or material regulated or identified as hazardous, toxic, pollutant or contaminant under Environmental Laws, including gasoline, diesel fuel or other petroleum hydrocarbons, PCBs or asbestos; or (ii) any pollutant, toxic substance, or contaminant.

"Hillman Subsidiary" means Hillman Group, Inc.

"H-S-R Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

"Insurance Policies" has the meaning set forth in Section 4.24.

"In-the-Money" as applied to Company Stock Options means vested Company Stock Options having an exercise price of less than $10.375 per share.

"Intellectual Property Rights" has the meaning set forth in Section 4.18(a).

"IRS" means the Internal Revenue Service or any successor agency or department.

"Knowledge of Company" or "of which Company is aware" or words of similar import shall, for purposes of this Agreement be deemed to mean the actual knowledge of directors and actual knowledge after due inquiry of the following officers and key employees of the Company and its Subsidiaries: Maurice Andrien, Joseph Corvino, Max W. Hillman, Jr., Richard P. Hillman, Stephen Miller, Justin Jacobi, Jim Waters, Chuck Freeman, plus, for purposes of Section 4.30 only, Barry Pullin, Kim Schearer, James Slone and William Valdmanis.

"Knowledge of Parent" or "of which Parent is aware" or words of similar import shall be deemed to mean the actual knowledge of the following individuals: Joan
M. Sweeney, G. Cabell Williams III and Daniel L. Russell.

"Justice" means the Antitrust Division of the Department of Justice or any successor agency or department.

"Leased Real Property" has the meaning set forth in Section 4.17(a).

"Lease" has the meaning set forth in Section 4.17(a).

"Liabilities" has the meaning set forth in Section 4.11.

"lien or other encumbrance" (or "liens or other encumbrances" or "liens or other encumbrance" or "lien or other encumbrances" as the context may require or any similar formulation) means any lien, claim, pledge, mortgage, assessment, security interest, charge, option, right of first refusal, easement, servitude, adverse claim, transfer restriction under any stockholder or similar agreement or other encumbrance of any kind.

"Merger" has the meaning set forth in the recitals.

"Named Persons" means each of Maurice Andrien, Joseph Corvino, Max Hillman, Steve Miller, Rick Hillman, George Heredia, Gary Seeds, Terry Rowe, Jim Waters, Dennis Blake, Rick Buller, Ken Foskey, Mike Mueller, Mark Yeary, John McDonnell and John Marshall.

"New Preferred Stock" means preferred stock, par value $.01 per share, of the Company created pursuant to the Company Recapitalization and having powers and rights identical to the Company Common Stock and voting together with the Company Common Stock as a single class.

"1940 Act" shall mean the Investment Company Act of 1940, as amended, and the regulations and rulings issued thereunder.

"Notice of Superior Proposal" has the meaning set forth in Section 6.9(b).

"Owned Real Property" has the meaning set forth in Section 4.17.

"Parent" has the meaning set forth in the preamble.

"Parent Common Stock" means the common stock, par value $0.0001 per share, of Parent.

"Parent Disclosure Schedule" has the meaning set forth in the preamble to
Article V.

"Parent Documents" has the meaning set forth in Section 5.1.

"Parent Financial Statements" has the meaning set forth in Section 5.4.

"Parent Interim Financial Statements" has the meaning set forth in Section 5.4.

"Parent Material Adverse Effect" means (a) a material adverse effect on business, properties, assets, condition (financial or otherwise), liabilities, or operations of Parent and its Subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of Parent to consummate the transactions contemplated hereby, but excluding from such definition any change, effect, event, occurrence or state of facts resulting from or arising in connection with
(A) changes in economic, regulatory or political conditions generally, (B) the United States securities markets, (C) changes or conditions generally affecting the industries in which Parent or its Subsidiaries operate, or (D) this Agreement, the transactions contemplated hereby or the announcement thereof.

"Parent SEC Documents" has the meaning set forth in Section 5.4.

"Permitted Liens" has the meaning set forth in Section 4.21.

"Permits" (or "Permit" as the context may require) mean all licenses, permits, certificates, certificates of occupancy, orders, approvals, registrations, authorizations and qualifications with and under all federal, state, or local or laws.

"person" (or "persons" as the context may require) means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

"Plan" or "Plans" has the meaning set forth in Section 4.22(a).

"Proceeding" has the meaning set forth in Section 4.15.

"property" (or "properties" as the context may require) means real, personal or mixed property, tangible or intangible.

"Proxy Statement" has the meaning set forth in Section 4.9.

"Receiving Party" has the meaning set forth in Section 14.1.

"Registration Statement" has the meaning set forth in Section 4.9.

"Releasing Party" has the meaning set forth in Section 14.1.

"Resale Agreements" has the meaning set forth in the Preamble.

"Revised Base Stock Price" has the meaning set forth in Section 3.1A(a)(1).

"Rollover Options" means the Company Stock Options set forth on Exhibit F.

"SEC" means the Securities and Exchange Commission or any successor agency or department.

"Securities Act" means the Securities Act of 1933, as amended, and the regulations and rulings issued thereunder.

"Share Consideration" has the meaning set forth in Section 3.2A(a).

"Stockholders Agreement" means an agreement between Parent and each of the Named Persons, pursuant to which such persons agree to certain conditions and restrictions applicable to their Company Common Stock.

"Stock Option Plan" means the SunSource Inc. 1998 Equity Compensation Plan.

"Sub" has the meaning set forth in the preamble hereof.

"Subsidiaries" (or "Subsidiary" as the context may require), means each entity as to which a person, directly or indirectly, owns or has the power to vote, or to exercise a controlling influence with respect to, 50% or more of the securities of any class of such entity, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such entity, provided that, with respect to Company or Parent, the term "Subsidiary" or "Subsidiaries" shall not include any person that is not required to be consolidated on consolidated financial statements of Company or Parent respectively, prepared in accordance with GAAP.

"SunSource Technology Services Subsidiary" means SunSource Technology Services LLC.

"Superior Proposal" has the meaning set forth in Section 6.9.

"Surviving Corporation" has the meaning set forth in Section 1.1.

"Taxes" (or "Tax" as the context may require) means all federal, state, county, local, foreign and other taxes (including, without limitation, income, intangibles, premium, excise, sales, use, gross receipts, franchise, ad valorem, severance, capital levy, transfer, employment and payroll-related, and property taxes, import duties and other governmental charges and assessments), and includes interest, additions to tax and penalties with respect thereto.

"Tax Returns" means any return or report relating to Taxes.

"Voting Agreement" has the meaning set forth in the preamble.

"Warrant" means the common stock warrant dated as of December 28, 2000 issued by the Company to Parent and labeled as Certificate No. 1.

"Warrant Shares" has the meaning set forth in Section 6.20.

"Warrant Share Purchase" has the meaning set forth in Section 6.20.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         Section 14.1 Publicity. The Company and Parent shall agree on the form and content of the initial press release regarding the transactions contemplated hereby, and thereafter, so long as this Agreement is in effect, prior to making a press release or other public statement with respect to the transactions contemplated by this Agreement, each party (a "Releasing Party") will consult with the other party (the "Receiving Party") and provide such other party with a draft of such press release, in each case except as may otherwise be required by law or stock exchange regulations.

         Section 14.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered, express mail or nationally recognized courier service, postage prepaid. Any such notice shall deemed given when so delivered personally or successfully sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

(i)      if to Parent or Sub to:

Allied Capital Corporation
1919 Pennsylvania Avenue, 3rd Floor
Washington, D.C.  20006
Attention: Daniel L. Russell
Telecopy No.: (202) 973-6351

with a concurrent copy to:

Sutherland Asbill & Brennan LLP
1275 Pennsylvania Avenue, N.W.
Washington, D.C.  20004
Attention: James D. Darrow
Telecopy No.: (202) 637-3593

(ii)     if to the Company to:

SunSource Inc.
3000 One Logan Square
Philadelphia, PA  19103
Attention:  Maurice P. Andrien, Jr.
Telecopy No.:  (215) 282-1309

with a copy to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA  19103
Attention:  Thomas J. Sharbaugh
Telecopy No.  (215) 963-5299


Any party may by notice given in accordance with this Section 14.2 to the other parties designate another address or person for receipt of notices hereunder.





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

         Section 14.3 Entire Agreement. This Agreement (including the exhibits and schedules hereto) and the agreements contemplated hereby, including but not limited to the Confidentiality Agreement, contain the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, with respect thereto.

         Section 14.4 Waivers and Amendments; Non Contractual Remedies; Preservation of Remedies; Liability. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and, except as provided in Section 12.2, are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         Section 14.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Section 14.6 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and heirs and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party without the prior written consent of the other party hereto; provided, however, that Parent may assign its rights (but not its obligations) hereto to its Subsidiaries.





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         Section 14.7 Third Party Beneficiaries. Except for Section 6.5, nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         Without limiting the foregoing, no direct or indirect holder of any equity interests or securities of any party hereto (whether such holder is a limited or general partner, member, stockholder or otherwise), nor any affiliate of any party hereto, nor any director, officer, employee, representative, agent or other controlling person of each of the parties hereto and their respective affiliates, shall have any liability or obligation arising under this Agreement or the transaction contemplated hereby, except as may be provided in a separate written agreement signed by such Person.

         Section 14.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         Section 14.9 Exhibits and Schedules. The exhibits and schedules hereto are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, clauses, exhibits and schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         Section 14.10 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

         Section 14.11 Submission to Jurisdiction; Venue. Any action or proceeding against any party hereto with respect to this Agreement shall be brought in the courts of the State of Delaware or of the United States located in the State of Delaware, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto irrevocably consents to the service of process at any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in Section 14.2, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any party hereto to serve process on any other party hereto in any other manner permitted by law. Each party hereto irrevocably waives any objection which it may now have or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.





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         Section 14.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 14.13 Severability. If any court of competent jurisdiction determines that any provision of this Agreement is not enforceable in accordance with its terms, then such provision shall be deemed to be modified so as to apply such provision, as modified, to the protection of the legitimate interests of the parties hereto to the fullest extent legally permissible and shall not affect the validity or enforceability of the remaining provisions of this Agreement.












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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                             ALLIED CAPITAL CORPORATION


                                             By:  /s/ Philip A. McNeill
                                                  ------------------------------
                                                  Title: Managing Director
                                                  Name:  Philip A. McNeill


                                             ALLIED CAPITAL LOCK ACQUISITION
                                             CORPORATION


                                             By:  /s/ Philip A. McNeill
                                                  ------------------------------
                                                  Title: Managing Director
                                                  Name:  Philip A. McNeill


                                             SUNSOURCE INC.


                                             By:  /s/ Maurice P. Andrien, Jr.
                                                  ------------------------------
                                                  Title: President and CEO
                                                  Name:  Maurice P. Andrien, Jr.







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